2010Sales Report:Supplement No. 4 dated Aug 03, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 456539
This series of Notes was issued and sold upon the funding of the borrower loan #43811, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jul-26-2010
				Auction end date:	Aug-02-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$30.92
Final lender yield:	4.40%	Final borrower rate/APR:	5.40% / 5.74%	Final monthly payment:	$30.15

Auction yield range:	2.93% - 6.10%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	3.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 10 Enhanced (1-5): 4	First credit line:	Jun-2003	Debt/Income ratio:	2%
Credit score:	740-759 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Scientist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$183	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	1%
		Homeownership:	No
Screen name:	Bio-physicist	Borrower's state:	Hawaii	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reinvest in Prosper
Purpose of loan:
This loan will be used to reinvest in Prosper.

My financial situation:
I am a good candidate for this loan because I am in a strong financial position.? I currently have 37 Prosper loans out to other people and 25 that are either ending soon or are in review.? I will not be spending this money, but rather reinvesting it back into Prosper.? The average return on my Prosper investments is 13.02%, spread out with 31% in the "Balanced" Portfolio (very low risk), 66 in the "Moderate" Portfolio (medium risk), and 3% in the "Plan 3" Portfolio (very high risk).? If I can borrow $1,000 at a 7% rate, and lend it at a 13% rate, then I will easily be able to make the monthly payments.

I have been on the lending side of Prosper since January, and this is my first experience being the borrower.? I am starting small so that I can understand how the process works and so that any unforeseen problems can be dealt with easily.

I have a physics degree, but I currently work in the medical research field.? Last year, I made $41,000 before taxes and just got offered a promotion.? I also have a positive cash flow each month.

I just checked my Experian credit score, and it is 767.

Thank you for reading my qualifications.? If you have any questions, please let me know.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Only 6 lenders out of over 4800 are earning 13%+ with 20+ loans, $2000+ invested, and an average loan age > 730 days. http://www.ericscc.com/tools/prosper-lender-list The median return is negative--so how will you beat the overwhelming odds? - mothandrust
A: This erciscc.com is a new website that I had never heard of. His ROI calculation is giving results that vary up to 30% from Experian. I'm not going to debate 3rd-party ROI calculations; I'll leave their accuracy up to the judgement of each investor. I use Prosper's portfolio plans exclusively, so if Prosper works, then my portfolio will too. I have more than 1,000 in liquid cash in my bank account, so even with 100% defaults, I can still easily cover this loan. (Jul-27-2010)
Q: Veteran lenders consider the Experian figures to be a joke--far more optimistic than what the actual record of returns have been. You can either learn from others' mistakes or you can repeat those mistakes with your own money, which is cheaper? - mothandrust
A: Thank you for your input. I spent several hours looking over his website to answer your original question. Before scaling up my investments to tens of thousands of dollars, I will spend more time digging through his site. Again, my investment strategy is to use the predefined Prosper Portfolios to invest in loans. If this strategy is sufficient for you, then I encourage you to bid on my loan. Thank you. (Jul-28-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dannyboy_997	$25.00	$25.00	7/26/2010 10:54:06 PM
WeR5A	$25.00	$25.00	7/27/2010 3:33:37 PM
KSPHoldings	$25.00	$25.00	7/28/2010 3:52:22 PM
rome1426	$25.00	$25.00	7/28/2010 2:58:11 PM
LovinMe	$90.70	$90.70	7/28/2010 10:36:01 PM
Dskillz	$29.00	$29.00	7/29/2010 2:39:28 PM
cash-spinner	$25.00	$25.00	7/30/2010 8:58:36 AM
bend2007	$500.00	$500.00	7/30/2010 8:54:04 AM
lenderrob	$50.00	$50.00	8/1/2010 10:25:31 AM
JohnSmith10	$25.00	$25.00	8/1/2010 3:42:56 PM
SoloX	$25.00	$25.00	8/2/2010 8:52:53 AM
JB2006	$25.00	$25.00	7/27/2010 9:52:59 AM
ansky127	$25.00	$25.00	7/27/2010 12:24:21 PM
AsianDragon	$50.00	$50.00	7/27/2010 5:54:28 PM
SpotLending	$25.00	$25.00	7/30/2010 9:12:41 PM
tieshuanpan	$25.00	$5.30	8/1/2010 10:53:56 AM
LenderCB	$25.00	$25.00	8/1/2010 1:25:42 PM
17 bids
Borrower Payment Dependent Notes Series 461935
This series of Notes was issued and sold upon the funding of the borrower loan #43765, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,900.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jul-26-2010
				Auction end date:	Aug-02-2010

Starting lender yield:	33.30%	Starting borrower rate/APR:	34.30% / 36.74%	Starting monthly payment:	$130.04
Final lender yield:	19.98%	Final borrower rate/APR:	20.98% / 23.23%	Final monthly payment:	$109.23

Auction yield range:	13.93% - 33.30%	Estimated loss impact:	14.89%
Lender servicing fee:	1.00%	Estimated return:	5.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 6 Enhanced (1-5): 2	First credit line:	Nov-1998	Debt/Income ratio:	19%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	4	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	15 / 14	Length of status:	11y 3m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,667	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	No
Screen name:	Emajinate	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	27 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,560.00	< 31 days late:	0 ( 0% )	640-659 (Apr-2010) 600-619 (Jul-2009) 640-659 (May-2009) 520-539 (Mar-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Paying off last high interest loan
Purpose of loan:
This loan will be used to payoff my last high interest loan.

My financial situation:
I am a good candidate for this loan because I am trying to improve my credit score and reduce my debt.? I had a prosper loan that I paid off early and on time.? I will be using this loan to payoff my last high interest loan that has a balance of $2,800 with a monthly payment of $254.? Once I receive this loan I will be able to reduce my monthly debt by at least $120.

Monthly net income: $ 3,000

Monthly expenses: $?2,539
??Housing: $ 800
??Insurance: $ 65
??Car expenses: $ 0?
??Utilities: $ 200
??Phone, cable, internet: $ 120
??Food, entertainment: $ 500
??Clothing, household expenses $ ?200
??Credit cards and other loans: $ 654
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hello - What is the interest rate on the loan you are trying to pay off? thanks - heerzaquestion
A: The interest rate is 59%. Thank you. (Jul-27-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

golffish2	$100.00	$100.00	7/29/2010 5:43:18 AM
ScottFinance	$25.00	$25.00	7/29/2010 11:51:36 AM
golffish2	$100.00	$100.00	7/30/2010 6:04:30 AM
MoneyTree79	$25.00	$25.00	7/30/2010 6:03:52 PM
peaceful-farmer	$30.00	$30.00	7/30/2010 6:59:01 PM
cbivitz	$450.00	$380.73	7/31/2010 7:48:00 AM
BlueProteus	$25.00	$25.00	7/31/2010 10:07:53 AM
genuine-integrity0	$25.00	$25.00	7/31/2010 12:55:51 PM
The-Lighthouse-Group	$25.00	$25.00	7/31/2010 4:49:08 PM
courteous-note1	$70.00	$70.00	7/31/2010 5:00:58 PM
atomantic	$50.00	$50.00	7/31/2010 5:45:27 PM
bunnybear	$25.00	$25.00	7/31/2010 11:04:25 PM
showmethemoney5	$43.09	$43.09	8/1/2010 1:12:14 PM
LenderCB	$25.00	$25.00	8/1/2010 1:28:16 PM
clemclan	$25.00	$25.00	8/1/2010 5:20:35 PM
Leshan	$75.00	$75.00	8/1/2010 5:31:50 PM
calilending	$30.00	$30.00	8/1/2010 8:03:30 PM
Mr-Miracle	$25.00	$25.00	8/1/2010 8:16:28 PM
quiggles	$25.00	$25.00	8/2/2010 6:56:38 AM
Moe87	$50.00	$50.00	8/1/2010 8:24:08 PM
vineet	$25.91	$25.91	8/1/2010 8:59:43 PM
semdoc1	$50.00	$50.00	8/2/2010 8:42:35 AM
martymaniaman	$66.00	$66.00	8/2/2010 5:17:58 AM
CMDCO	$50.00	$50.00	8/2/2010 8:52:55 AM
felicity-daydream	$125.00	$125.00	8/2/2010 7:45:23 AM
TashaRemay	$25.00	$25.00	8/2/2010 8:37:59 AM
credit-missile	$25.00	$25.00	8/2/2010 6:46:02 AM
jcw3rd	$25.00	$25.00	8/2/2010 8:57:48 AM
Cybercusp	$25.00	$25.00	8/2/2010 9:51:17 AM
Sorya	$25.00	$25.00	8/2/2010 8:12:58 AM
economy-caper9	$25.00	$25.00	8/2/2010 8:36:15 AM
crdcteng	$50.00	$50.00	8/2/2010 9:52:13 AM
MoneyForNothing	$31.11	$31.11	7/26/2010 11:17:41 PM
foothillender	$25.00	$25.00	7/27/2010 12:18:20 PM
Flying_Tilapia	$290.00	$290.00	7/29/2010 3:59:55 PM
redwraith	$25.00	$25.00	7/31/2010 7:22:44 AM
hillerod	$25.00	$25.00	7/31/2010 3:54:02 PM
portfolio-turbine	$25.00	$25.00	7/31/2010 5:34:09 PM
CoolPlexer	$25.00	$25.00	8/1/2010 11:22:32 AM
FinanceEngine	$25.00	$25.00	8/1/2010 5:19:01 PM
BeanCownter	$250.00	$250.00	8/1/2010 7:47:03 PM
Chillito	$25.00	$25.00	8/2/2010 1:36:48 AM
Feyenoord	$51.95	$51.95	8/1/2010 8:22:01 PM
quest0	$44.35	$44.35	8/2/2010 7:03:14 AM
rockhound84	$25.00	$25.00	8/2/2010 4:53:40 AM
divine940	$25.00	$25.00	8/2/2010 5:26:12 AM
samseth	$50.00	$50.00	8/2/2010 7:40:23 AM
thisbucksforu	$25.00	$25.00	8/2/2010 3:38:03 AM
benefit-javelin	$35.32	$35.32	8/2/2010 5:30:22 AM
bonus-quark4	$33.22	$33.22	8/2/2010 7:44:08 AM
credit-missile	$43.32	$43.32	8/2/2010 6:46:34 AM
DasMula	$50.00	$50.00	8/2/2010 7:22:56 AM
exchange-cowbell5	$50.00	$50.00	8/2/2010 8:16:07 AM
payment-halo	$25.00	$25.00	8/2/2010 8:30:31 AM
54 bids
Borrower Payment Dependent Notes Series 467117
This series of Notes was issued and sold upon the funding of the borrower loan #43817, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-19-2010
				Auction end date:	Jul-22-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$111.34
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$111.34

Auction yield range:	7.93% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 9 Enhanced (1-5): 5	First credit line:	Mar-1998	Debt/Income ratio:	29%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	12 / 9	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,630	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	gold-excellency0	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? To pay off credit card debt

My financial situation:
I am a good candidate for this loan because?
I've never been late on payments
Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 362
??Insurance: $?
??Car expenses: $
??Utilities: $?60
??Phone, cable, internet: $ 150
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ethicalhumanist	$25.00	$25.00	7/19/2010 5:10:37 PM
tech310	$100.00	$100.00	7/19/2010 5:16:04 PM
ray1051	$25.00	$25.00	7/19/2010 5:16:12 PM
Pulchritudinous	$25.00	$25.00	7/19/2010 5:17:17 PM
Artist_Blue	$25.00	$25.00	7/19/2010 5:06:47 PM
studious-bonus7	$100.00	$100.00	7/19/2010 5:18:35 PM
successful-euro	$50.00	$50.00	7/19/2010 5:09:45 PM
Havana21	$43.39	$43.39	7/19/2010 5:24:09 PM
Fiimg	$50.00	$50.00	7/19/2010 5:26:05 PM
diplomatic-wealth7	$25.00	$25.00	7/19/2010 5:27:01 PM
moola-wildebeest3	$50.00	$50.00	7/19/2010 5:29:58 PM
personal-lender	$25.00	$25.00	7/19/2010 5:19:05 PM
enthralling-deal180	$100.00	$100.00	7/19/2010 5:20:08 PM
munnu	$25.00	$25.00	7/19/2010 5:20:59 PM
restless-fund5	$25.00	$25.00	7/19/2010 5:33:37 PM
bountiful-durability	$50.00	$50.00	7/19/2010 5:21:45 PM
first-upright-payout	$25.00	$25.00	7/19/2010 5:21:53 PM
gold-heaven9	$25.00	$25.00	7/19/2010 6:22:45 PM
Goodlender42	$25.00	$25.00	7/19/2010 6:46:17 PM
maldok1	$25.00	$25.00	7/19/2010 5:24:25 PM
thorough-exchange4	$25.00	$25.00	7/19/2010 5:24:50 PM
gracej	$25.00	$25.00	7/20/2010 1:55:48 AM
blackstar	$25.00	$25.00	7/20/2010 5:06:33 AM
restless-fund5	$100.00	$100.00	7/20/2010 7:53:09 AM
redx	$25.00	$25.00	7/20/2010 8:41:45 AM
alaco	$25.00	$25.00	7/20/2010 9:11:26 AM
ClearLake	$25.00	$25.00	7/20/2010 9:39:45 AM
CAGE-Investments	$25.00	$25.00	7/20/2010 7:16:52 AM
aurorafinancial	$50.00	$50.00	7/20/2010 7:36:44 AM
mcds	$25.00	$25.00	7/20/2010 12:11:16 PM
Bank_Of_XL	$50.00	$50.00	7/20/2010 8:12:42 AM
peace-saber0	$25.00	$25.00	7/20/2010 9:37:33 AM
bid-czar8	$78.88	$78.88	7/20/2010 11:03:35 AM
market-pudding	$25.00	$25.00	7/20/2010 1:27:37 PM
Brown98	$25.00	$25.00	7/21/2010 1:32:43 AM
EngineersAlliance	$75.00	$75.00	7/21/2010 6:56:43 AM
wwwUniversal	$25.00	$25.00	7/21/2010 6:52:09 AM
1-HARD-HEAD	$50.00	$50.00	7/21/2010 3:13:38 PM
FinanceEngine	$25.00	$25.00	7/22/2010 9:09:11 AM
green-safe-wampum	$50.00	$50.00	7/22/2010 10:04:53 AM
ccclaireee333	$25.00	$25.00	7/22/2010 10:00:00 AM
ideal-platinum1	$100.00	$100.00	7/19/2010 5:12:47 PM
simplelender80	$100.00	$100.00	7/19/2010 5:15:58 PM
rescue	$50.00	$50.00	7/19/2010 5:16:34 PM
treasure-hunter270	$25.00	$25.00	7/19/2010 5:18:48 PM
villagers	$25.00	$25.00	7/19/2010 5:19:38 PM
kulender	$25.00	$25.00	7/19/2010 5:20:50 PM
the-silver-blaster	$50.00	$50.00	7/19/2010 5:20:20 PM
mpatrick	$25.00	$25.00	7/19/2010 5:21:43 PM
zorg77	$25.00	$25.00	7/19/2010 5:30:21 PM
ichibon	$100.00	$100.00	7/19/2010 5:19:47 PM
foxtrot12	$50.00	$50.00	7/19/2010 5:20:36 PM
Investoman	$100.00	$100.00	7/19/2010 5:21:16 PM
Rogesparkguy	$25.00	$25.00	7/19/2010 6:11:25 PM
riproaringrapids	$25.00	$25.00	7/19/2010 8:21:26 PM
a-finance-nirvana	$25.00	$25.00	7/20/2010 1:55:41 AM
ddog0224	$25.00	$25.00	7/20/2010 1:55:37 AM
flopcat	$25.00	$25.00	7/20/2010 7:51:18 AM
brightest-breathtaking-finance	$66.51	$66.51	7/20/2010 10:33:30 AM
famous-hope	$25.00	$25.00	7/20/2010 10:06:37 AM
balance-voyager	$50.00	$50.00	7/20/2010 11:14:31 AM
blue-useful-auction	$25.00	$25.00	7/20/2010 12:25:27 PM
autonomous-basis	$25.00	$25.00	7/20/2010 11:43:04 AM
traice	$25.00	$25.00	7/20/2010 9:38:04 AM
CashCow-Moooo-la	$25.00	$25.00	7/20/2010 9:38:23 AM
generosity-giraffe0	$25.00	$20.54	7/20/2010 12:41:24 PM
joyful-power9	$25.00	$25.00	7/20/2010 11:03:31 PM
NickRac	$31.00	$31.00	7/21/2010 6:31:57 AM
Zeenos	$50.00	$50.00	7/20/2010 10:46:31 PM
credit-panda1	$25.00	$25.00	7/21/2010 8:58:09 AM
sincere-balance	$25.00	$25.00	7/21/2010 7:05:41 PM
SOP_Bank	$25.00	$25.00	7/21/2010 5:08:42 PM
caseattle	$25.00	$25.00	7/21/2010 5:27:19 PM
new-truth-chuckler	$34.68	$34.68	7/21/2010 6:12:04 PM
heerzaquestion	$25.00	$25.00	7/21/2010 8:47:29 PM
Easystreet	$25.00	$25.00	7/22/2010 12:31:30 PM
76 bids
Borrower Payment Dependent Notes Series 467701
This series of Notes was issued and sold upon the funding of the borrower loan #43791, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jul-21-2010
				Auction end date:	Jul-23-2010

Starting lender yield:	33.30%	Starting borrower rate/APR:	34.30% / 37.02%	Starting monthly payment:	$67.26
Final lender yield:	33.30%	Final borrower rate/APR:	34.30% / 37.02%	Final monthly payment:	$67.26

Auction yield range:	13.93% - 33.30%	Estimated loss impact:	15.54%
Lender servicing fee:	1.00%	Estimated return:	17.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 6 Enhanced (1-5): 1	First credit line:	Oct-2007	Debt/Income ratio:	23%
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	truth-harbor	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off payday loans
Purpose of loan:
This loan will be used to? pay off payday loans that have crazily high intrest rate

My financial situation:
I am a good candidate for this loan because?i will make payments on time, i'm paying?over $200 a paycheck right now to payday loans so i can easily afford under $100 a month?

Monthly net income: $ 1384

Monthly expenses: $
??Housing: $ 495
??Insurance: $ 0
??Car expenses: $20 a week in gas?
??Utilities: $ 40
??Phone, cable, internet: $ 10
??Food, entertainment: $ 60
??Clothing, household expenses $ 15
??Credit cards and other loans: $540?
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: what is your job? - Finspons
A: I repair air tools and electric tools...we do alot for the jeep and chrysler plants as well as smaller businesses (Jul-22-2010)
Q: You drive your car around uninsured? ($0 insurance) no car payment? You spend $10 on phone, cable, and internet? how? You spend $2 a day on food in the US? how? good to lose pday loans, but plz explain your budget - Finspons
A: Well the car i drive my dad pays for insurance..and i paid it off this month so no car payment....we dont have cable or a home phone..and our internet is 20 bucks split between 2 people...and food well I just moved out of living with my parents this month and thats all i've spent on food so far so that could possibly be more but im not sure normally we'll just have left overs from family members which are free (Jul-22-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

friendly-worth3	$25.00	$25.00	7/21/2010 4:34:27 PM
zone8	$100.00	$100.00	7/21/2010 4:35:44 PM
nowits10	$25.00	$25.00	7/21/2010 4:39:28 PM
treasure-hunter270	$25.00	$25.00	7/21/2010 4:39:41 PM
simplelender80	$50.00	$50.00	7/21/2010 4:39:44 PM
special-currency6	$25.00	$25.00	7/21/2010 4:41:03 PM
durable-economy2	$25.00	$25.00	7/21/2010 4:49:10 PM
enthusiastic-balance5	$100.00	$100.00	7/21/2010 4:39:51 PM
aurorafinancial	$50.00	$50.00	7/21/2010 4:51:41 PM
brilliant-balance	$25.00	$25.00	7/21/2010 4:52:56 PM
wwwUniversal	$25.00	$25.00	7/21/2010 4:54:45 PM
reflective-rupee	$25.00	$25.00	7/21/2010 5:09:04 PM
lostviajero	$25.00	$25.00	7/21/2010 8:18:15 PM
green-rapid-openness	$50.00	$50.00	7/22/2010 2:55:50 AM
SolarMoonshine	$25.00	$25.00	7/22/2010 9:58:13 AM
galloping_unicorns_batman	$25.00	$25.00	7/22/2010 10:54:12 AM
jamiee73	$25.00	$25.00	7/22/2010 12:53:45 PM
transaction-circuit	$25.00	$25.00	7/22/2010 5:56:51 PM
bright-exchange	$25.00	$25.00	7/22/2010 8:32:35 PM
Ven58	$25.00	$25.00	7/23/2010 1:27:25 AM
Glenn_Graham	$25.00	$25.00	7/22/2010 4:47:02 PM
glroark	$50.00	$50.00	7/23/2010 7:44:57 AM
doopers	$25.00	$25.00	7/22/2010 11:08:36 PM
platinum-cargo	$25.00	$25.00	7/23/2010 10:14:24 AM
gelidfrank	$25.00	$25.00	7/21/2010 4:39:36 PM
birddogsb	$50.00	$50.00	7/21/2010 4:39:47 PM
villagers	$25.00	$25.00	7/21/2010 4:39:54 PM
worthy-bid8	$25.00	$25.00	7/21/2010 4:41:39 PM
top-courteous-peso	$25.00	$25.00	7/21/2010 4:45:13 PM
schpere	$25.00	$25.00	7/21/2010 4:39:29 PM
Diamond_Jim	$25.00	$25.00	7/21/2010 4:39:39 PM
steves73	$50.00	$25.00	7/21/2010 4:41:40 PM
inspiring-reward	$200.00	$200.00	7/21/2010 4:41:54 PM
FASTIZIO_P	$25.00	$25.00	7/21/2010 4:53:52 PM
green-rapid-openness	$50.00	$50.00	7/22/2010 2:55:25 AM
noble-revenue	$25.00	$25.00	7/22/2010 1:21:30 PM
marwadi-62	$100.00	$100.00	7/22/2010 7:44:23 PM
platinum-cargo	$25.00	$25.00	7/23/2010 10:14:50 AM
38 bids
Borrower Payment Dependent Notes Series 467751
This series of Notes was issued and sold upon the funding of the borrower loan #43779, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jul-21-2010
				Auction end date:	Jul-28-2010

Starting lender yield:	33.23%	Starting borrower rate/APR:	34.23% / 38.36%	Starting monthly payment:	$44.80
Final lender yield:	28.50%	Final borrower rate/APR:	29.50% / 33.51%	Final monthly payment:	$42.18

Auction yield range:	13.93% - 33.23%	Estimated loss impact:	15.30%
Lender servicing fee:	1.00%	Estimated return:	13.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 6 Enhanced (1-5): 3	First credit line:	Aug-1994	Debt/Income ratio:	2%
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	4	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	15	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	note-encourager	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of medical bills
Purpose of loan:
This loan will be used to pay off medical bills

My financial situation:
I am a good candidate for this loan because? I do not have a high amount of debt.? None of my expenses are due to credit card debt.

Monthly net income: $ 2200.00

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you give some background on some of your past credit issues? Thanks. - bright-exchange
A: My husband was diagnosed with a neurological disease almost 6yrs ago. Within that time do get him the treatments he needed was very expensive. He even went a time where he was unable to work. We had to restructure our whole lives and get everything back on track and tailor our lives to be able to deal with his illness. During that time some of the debt that you see was before all this paid on time, and got behind when all the medical bills and change in income came about. (Jul-23-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

finance-prescription	$50.00	$50.00	7/21/2010 4:45:08 PM
durable-economy2	$25.00	$25.00	7/22/2010 4:39:03 PM
AlexTrep	$25.00	$25.00	7/26/2010 5:17:56 PM
spike22	$25.00	$25.00	7/27/2010 5:39:07 PM
SALLYEB	$25.00	$25.00	7/28/2010 4:44:06 AM
exchange-cowbell5	$25.00	$25.00	7/27/2010 11:20:03 PM
shrewd-income	$25.00	$25.00	7/28/2010 6:47:42 AM
loan-eagle9	$25.00	$25.00	7/28/2010 12:22:44 PM
lskarp	$51.98	$51.98	7/28/2010 12:36:45 PM
iamdoug	$25.00	$25.00	7/28/2010 1:14:31 PM
wlm3012	$25.00	$25.00	7/28/2010 2:33:45 PM
queenfela	$25.00	$25.00	7/28/2010 3:01:46 PM
market-pudding	$25.00	$25.00	7/28/2010 3:19:39 PM
wild-orange	$25.00	$25.00	7/28/2010 3:54:13 PM
Glenn_Graham	$25.00	$25.00	7/22/2010 6:13:21 PM
transaction-circuit	$25.00	$25.00	7/22/2010 5:56:52 PM
precious-coin3	$25.00	$25.00	7/23/2010 5:30:57 PM
scarlet-velvet	$25.00	$25.00	7/24/2010 10:00:38 PM
Catalina_Enterprises	$125.00	$125.00	7/26/2010 9:33:44 AM
neorunner	$25.00	$25.00	7/27/2010 3:57:04 AM
truth-trapper	$25.00	$25.00	7/27/2010 5:20:15 PM
realtormoises	$25.00	$25.00	7/27/2010 5:29:24 PM
buyrite334	$29.89	$29.89	7/27/2010 6:27:18 PM
winger66	$30.00	$30.00	7/28/2010 3:51:54 AM
MikeD_RI	$25.00	$25.00	7/28/2010 8:16:42 AM
Leshan	$33.33	$33.33	7/28/2010 8:12:53 AM
pureliquidhw	$25.00	$25.00	7/28/2010 8:57:06 AM
towering-dinero	$25.00	$25.00	7/28/2010 11:04:57 AM
sensational-dollar	$25.00	$25.00	7/28/2010 9:06:56 AM
lucrative-coin	$50.00	$50.00	7/28/2010 4:02:17 PM
jtc26	$100.00	$29.80	7/28/2010 4:26:43 PM
goodhearted-basis4	$25.00	$25.00	7/28/2010 4:27:47 PM
32 bids
Borrower Payment Dependent Notes Series 467781
This series of Notes was issued and sold upon the funding of the borrower loan #43788, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-21-2010
				Auction end date:	Jul-28-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$66.80
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$66.80

Auction yield range:	7.93% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 9 Enhanced (1-5): 5	First credit line:	May-1990	Debt/Income ratio:	12%
Credit score:	680-699 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	5 / 2	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	23	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	lively-p2ploan	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Family car needs repairs
Purpose of loan:
This loan will be used to fix replace the ball joints on my car.? It is my primary means of transportaion. The total cost of parts is $875.24, that does not include the labor.? My car is only 6 years old.

My financial situation:
I am a good candidate for this loan because I want some help.? I do not usually ask for assistance, but i have been backed into a corner.

Monthly net income: $ 4200.00

Monthly expenses: $
??Housing: $1100?
??Insurance: $ 450.00
??Car expenses: $ 675.00
??Utilities: $ 385.00
??Phone, cable, internet: $300.00
??Food, entertainment: $? 100.00
??Clothing, household expenses $ 400.00?
??Credit cards and other loans: $ 200.00
??Other expenses: (child care) $ 650

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$50.00	$50.00	7/21/2010 4:37:21 PM
ray1051	$25.00	$25.00	7/21/2010 4:45:40 PM
tech310	$100.00	$100.00	7/21/2010 4:45:36 PM
donenzo	$25.00	$25.00	7/22/2010 9:27:06 PM
Ven58	$25.00	$25.00	7/23/2010 12:11:17 PM
Reliance_Banker	$25.00	$25.00	7/26/2010 5:27:09 PM
CoolPlexer	$25.00	$25.00	7/27/2010 6:11:58 AM
LateOneNight	$25.00	$25.00	7/27/2010 10:55:05 AM
businessguy29	$25.00	$25.00	7/27/2010 2:45:31 PM
khamlagirl	$25.00	$25.00	7/27/2010 6:13:25 PM
kindness-percolator5	$25.00	$25.00	7/27/2010 6:33:22 PM
MrCoffee	$36.35	$36.35	7/27/2010 9:04:32 PM
asset-professor	$25.00	$25.00	7/28/2010 5:48:12 AM
seineil	$100.00	$100.00	7/28/2010 3:13:28 AM
duty-monger	$50.00	$50.00	7/28/2010 3:30:59 AM
chkrvrty	$25.00	$25.00	7/28/2010 6:34:23 AM
glenium	$25.00	$25.00	7/28/2010 4:07:09 AM
Leshan	$33.33	$33.33	7/28/2010 8:14:00 AM
jpollar	$25.00	$25.00	7/28/2010 8:17:10 AM
Rashanir	$50.00	$50.00	7/28/2010 10:00:42 AM
Top_Gun_Lender	$32.94	$32.94	7/28/2010 11:52:26 AM
ttnk62918	$25.00	$25.00	7/28/2010 11:34:51 AM
bonus-quark4	$25.00	$25.00	7/28/2010 2:32:56 PM
Taho	$50.00	$50.00	7/28/2010 3:43:02 PM
wild-orange	$25.00	$25.00	7/28/2010 3:54:48 PM
rescue	$50.00	$50.00	7/21/2010 4:45:51 PM
personal-lender	$25.00	$25.00	7/21/2010 4:47:13 PM
SunriseTrader1	$25.00	$25.00	7/21/2010 4:46:40 PM
Pulchritudinous	$25.00	$25.00	7/21/2010 4:46:10 PM
studious-bonus7	$100.00	$100.00	7/21/2010 4:46:58 PM
ichibon	$100.00	$80.60	7/21/2010 4:47:28 PM
the-money-gargantuan	$25.00	$25.00	7/21/2010 7:31:22 PM
marwadi-62	$100.00	$100.00	7/22/2010 7:44:59 PM
credit-panda1	$25.00	$25.00	7/23/2010 3:17:45 AM
interstellar	$50.00	$50.00	7/24/2010 2:52:58 AM
MONEY_IN_THE_BANK	$25.00	$25.00	7/26/2010 4:16:18 PM
WeR5A	$25.00	$25.00	7/27/2010 3:18:30 PM
bronzmajom	$25.00	$25.00	7/27/2010 5:44:18 PM
exchange-dreams	$25.00	$25.00	7/27/2010 7:40:51 PM
all_of_that_one	$25.00	$25.00	7/28/2010 6:26:13 AM
lucrative-coin	$50.00	$50.00	7/28/2010 7:50:18 AM
loyalist1	$50.00	$50.00	7/28/2010 8:29:20 AM
Nerdster1	$25.01	$25.01	7/28/2010 1:54:15 PM
gunderstone	$41.77	$41.77	7/28/2010 12:25:51 PM
iamdoug	$25.00	$25.00	7/28/2010 1:17:04 PM
squarebob	$25.00	$25.00	7/28/2010 2:31:41 PM
bitano	$50.00	$50.00	7/28/2010 3:37:58 PM
47 bids
Borrower Payment Dependent Notes Series 467817
This series of Notes was issued and sold upon the funding of the borrower loan #43785, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-21-2010
				Auction end date:	Jul-26-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$80.85
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$80.85

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 7 Enhanced (1-5): 4	First credit line:	Aug-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$352	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	44%
		Homeownership:	No
Screen name:	pure-dedication3	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto repairs
Purpose of loan:
This loan will be used to? Get unexpected car repairs done and finish paying a personal debt.

My financial situation:
I am a good candidate for this loan because? I pay my debts on time and I'd like to keep it that way.

Monthly net income: $ 1800.

Monthly expenses: $1500+
? Housing: $ 750
? Insurance: $ 120
? Car expenses: $ 100
? Utilities: $ 50
? Phone, cable, internet: $ 60
? Food, entertainment: $ 300
? Clothing, household expenses $
? Credit cards and other loans: $ 80
? Other expenses: $100

Thank you for you consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jns48	$25.00	$25.00	7/21/2010 4:31:50 PM
persevering	$25.00	$25.00	7/21/2010 4:32:03 PM
WindyKid	$25.00	$25.00	7/21/2010 4:32:12 PM
sdkevin	$25.00	$25.00	7/21/2010 4:34:05 PM
teller	$25.00	$25.00	7/21/2010 4:34:22 PM
assetmanager	$25.00	$25.00	7/21/2010 4:36:49 PM
Artist_Blue	$25.00	$25.00	7/21/2010 4:36:28 PM
jlr613	$25.00	$25.00	7/21/2010 4:36:45 PM
golden-cat	$25.00	$25.00	7/21/2010 4:37:30 PM
MoneyMA	$25.00	$25.00	7/21/2010 4:37:37 PM
kfi805	$25.00	$25.00	7/21/2010 4:38:50 PM
interest-griffin	$25.00	$25.00	7/21/2010 4:38:54 PM
worth-jedi5	$25.00	$25.00	7/21/2010 4:37:47 PM
marketologist327	$25.00	$25.00	7/21/2010 4:39:25 PM
FeedTheMachine	$100.00	$100.00	7/21/2010 4:40:21 PM
delivery	$25.00	$25.00	7/21/2010 4:40:36 PM
life-is-great	$25.00	$25.00	7/21/2010 4:40:48 PM
shiny-dollar9	$25.00	$25.00	7/21/2010 4:37:28 PM
piter-to-la-investment	$25.00	$25.00	7/21/2010 4:37:33 PM
greenback-amplifier	$25.00	$25.00	7/21/2010 4:37:40 PM
Helenska11	$25.00	$25.00	7/21/2010 4:39:07 PM
Rattlehead	$25.00	$25.00	7/21/2010 4:39:56 PM
easybreezy	$25.00	$25.00	7/21/2010 4:40:22 PM
asmithj	$50.00	$50.00	7/21/2010 4:40:28 PM
vibraphone3	$50.00	$50.00	7/21/2010 4:40:55 PM
exchange-synapse	$50.00	$50.00	7/21/2010 4:41:00 PM
transaction-circuit	$25.00	$25.00	7/22/2010 5:56:52 PM
IIP77	$25.00	$25.00	7/21/2010 4:35:29 PM
currency-sergeant	$25.00	$25.00	7/21/2010 4:36:47 PM
AF-Chief	$28.00	$28.00	7/21/2010 4:36:52 PM
purdue98	$25.00	$25.00	7/21/2010 4:37:42 PM
successful-euro	$40.00	$40.00	7/21/2010 4:37:00 PM
persistent-basis8	$25.00	$25.00	7/21/2010 4:37:39 PM
blue_skies_ahead	$25.00	$25.00	7/21/2010 4:38:52 PM
boogles72	$50.00	$50.00	7/21/2010 4:37:46 PM
copper	$30.00	$30.00	7/21/2010 4:38:58 PM
calkidd05	$25.00	$25.00	7/21/2010 4:39:04 PM
orderly-leverage	$30.00	$30.00	7/21/2010 4:40:08 PM
CashCow-Moooo-la	$25.00	$25.00	7/21/2010 4:39:18 PM
contract-giant	$25.00	$25.00	7/21/2010 4:40:40 PM
jengachamp	$25.00	$25.00	7/21/2010 4:40:04 PM
Investoman	$75.00	$75.00	7/21/2010 4:41:07 PM
desertoasis	$25.00	$25.00	7/21/2010 4:40:37 PM
emphatic-deal5	$40.00	$40.00	7/21/2010 4:40:57 PM
zorg77	$25.00	$25.00	7/21/2010 4:41:12 PM
rupee-artisan	$25.00	$25.00	7/21/2010 4:32:54 PM
Comoparklender	$25.00	$25.00	7/21/2010 4:35:32 PM
legend717	$25.00	$25.00	7/21/2010 4:36:48 PM
fortress767	$25.00	$25.00	7/21/2010 4:37:36 PM
dedicated-diversification5	$100.00	$100.00	7/21/2010 4:37:45 PM
bountiful-durability	$50.00	$50.00	7/21/2010 4:40:01 PM
intelligent-yield	$25.00	$25.00	7/21/2010 4:40:13 PM
GInBaghdad	$25.00	$25.00	7/21/2010 4:40:38 PM
israel15	$25.00	$25.00	7/21/2010 4:40:46 PM
bold-special-peace7	$49.00	$49.00	7/21/2010 4:41:02 PM
TheGeek	$25.00	$8.00	7/21/2010 4:41:16 PM
S-Master	$25.00	$25.00	7/21/2010 4:52:34 PM
SolarMoonshine	$25.00	$25.00	7/22/2010 3:43:43 PM
marwadi-62	$100.00	$100.00	7/22/2010 7:47:07 PM
green-rapid-openness	$50.00	$50.00	7/23/2010 1:07:23 PM
realtormoises	$25.00	$25.00	7/23/2010 7:16:12 PM
61 bids
Borrower Payment Dependent Notes Series 467905
This series of Notes was issued and sold upon the funding of the borrower loan #43753, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-23-2010
				Auction end date:	Jul-30-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$121.27
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 23.25%	Final monthly payment:	$113.03

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 7 Enhanced (1-5): 4	First credit line:	Sep-2000	Debt/Income ratio:	20%
Credit score:	700-719 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	5y 7m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,888	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	ben24143	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my last High Balance CC
Purpose of loan:
This loan will be used to pay off my last high balance credit card. I tried to get $5,000 but the loan didnt get funded. I'm going to try a lower amount and come up with some of my own cash to get this baby paid off.

My financial situation:
I have a good credit score and never pay my bills late. i messed up my credit when i was in my early 20's, but i have worked hard to rebuild it. i recently built a new home and am in good financial shape. Just look at my delinquencies in the last 7 years... 0
Monthly net income: $ My wife and i combined bring in $4400 a month in net income.

Monthly expenses: $?
??All of our expenses with entertainment, food, and gas a month are $3,000 so i have around $1400 a month leftover. Some people may ask why i havent saved enough to pay off the card already, agian we just built and moved into a house so that has taken a lot of savings for down payment and moving expenses. I just want to get rid of this credit card as fast as i can at the best rate. My total credit lines show a high number, because i have a bunch of individual student loans. After this credit card is paid off, i'm going to tackle the student loans.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Congratulations on the home. Why does it show no home ownership though on your record? - boneill
A: i was wondering that myself, maybe because we just closed on May 17th and the first payment wasn't due until july 1. (Jul-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mercuriant	$25.00	$25.00	7/23/2010 2:41:09 PM
market-pudding	$25.00	$25.00	7/24/2010 4:29:07 AM
SOP_Bank	$25.00	$25.00	7/24/2010 7:28:29 AM
checzwick	$25.00	$25.00	7/27/2010 5:14:33 PM
chkrvrty	$25.00	$25.00	7/28/2010 6:34:37 AM
Otagaini	$25.00	$25.00	7/28/2010 7:51:31 PM
kttalamo	$25.00	$25.00	7/28/2010 7:21:39 PM
rockhound84	$25.00	$25.00	7/29/2010 4:46:09 AM
WDeamay	$25.00	$25.00	7/29/2010 4:57:52 PM
bronzmajom	$50.00	$50.00	7/29/2010 6:10:48 PM
vest_vortex	$25.00	$25.00	7/29/2010 6:24:30 PM
loss-of-control	$50.00	$50.00	7/29/2010 6:35:17 PM
Top_Gun_Lender	$26.00	$26.00	7/29/2010 9:18:00 PM
DG2007	$40.00	$40.00	7/29/2010 7:40:37 PM
farchoir	$25.00	$25.00	7/30/2010 5:43:47 AM
worthy-bid4	$25.00	$25.00	7/30/2010 9:31:46 AM
cash-spinner	$25.00	$25.00	7/30/2010 8:56:47 AM
dunrizzo	$31.78	$31.78	7/30/2010 10:01:29 AM
mastkeeper	$30.00	$30.00	7/30/2010 8:21:30 AM
JohnQGalt	$25.00	$25.00	7/30/2010 9:05:59 AM
worth-jedi5	$50.00	$50.00	7/30/2010 10:02:16 AM
principal-star	$25.00	$25.00	7/30/2010 11:18:42 AM
SkyLoan	$28.00	$28.00	7/30/2010 11:46:57 AM
Bobtep23	$49.00	$49.00	7/30/2010 12:44:41 PM
SkinnyFish	$25.00	$25.00	7/30/2010 12:59:56 PM
I_want_to_help_you	$25.00	$25.00	7/30/2010 1:09:13 PM
dollar-authority	$100.00	$100.00	7/30/2010 2:17:02 PM
CACO_Bank	$25.00	$25.00	7/30/2010 2:18:19 PM
bmodman	$50.00	$50.00	7/30/2010 2:20:43 PM
emjaybee	$50.00	$50.00	7/30/2010 2:21:47 PM
cognizant-rate732	$50.00	$50.00	7/23/2010 2:32:23 PM
SolarMoonshine	$50.00	$50.00	7/23/2010 2:46:26 PM
felicity-daydream	$58.00	$58.00	7/23/2010 6:28:13 PM
tompau	$25.00	$25.00	7/24/2010 4:38:10 PM
bold-flexible-transaction	$25.00	$25.00	7/25/2010 2:56:19 PM
cbivitz	$200.00	$200.00	7/27/2010 5:31:16 AM
WeR5A	$25.00	$25.00	7/27/2010 3:26:16 PM
khamlagirl	$25.00	$25.00	7/27/2010 6:18:12 PM
astra-lender	$50.00	$50.00	7/28/2010 12:11:07 PM
Flshedman	$50.00	$50.00	7/28/2010 6:35:24 PM
neorunner	$25.00	$25.00	7/28/2010 9:50:28 PM
credit-maverick1	$100.00	$77.07	7/29/2010 8:16:07 AM
Leshan	$75.00	$75.00	7/29/2010 3:56:03 PM
Flying_Tilapia	$50.00	$50.00	7/29/2010 4:13:56 PM
ghinga	$27.00	$27.00	7/29/2010 7:15:25 PM
peregrine	$44.70	$44.70	7/29/2010 9:47:34 PM
d_grbg	$25.00	$25.00	7/30/2010 5:13:58 AM
flyboy21	$25.00	$25.00	7/30/2010 9:56:24 AM
malomar66	$51.53	$51.53	7/30/2010 10:59:23 AM
zztopdog	$25.00	$25.00	7/30/2010 11:04:36 AM
wizard750	$30.00	$30.00	7/30/2010 11:31:54 AM
I_want_to_help_you	$25.00	$25.00	7/30/2010 11:57:27 AM
wealth-pipeline	$25.00	$25.00	7/30/2010 1:25:38 PM
blue-useful-auction	$25.00	$25.00	7/30/2010 2:18:03 PM
patriot384	$100.00	$100.00	7/30/2010 2:22:27 PM
order-bee1	$700.00	$700.00	7/30/2010 2:17:12 PM
wild-orange	$25.00	$25.00	7/30/2010 1:26:12 PM
carrinel	$56.92	$56.92	7/30/2010 2:19:59 PM
cunning-bill	$25.00	$25.00	7/30/2010 2:23:26 PM
59 bids
Borrower Payment Dependent Notes Series 467967
This series of Notes was issued and sold upon the funding of the borrower loan #43796, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-22-2010
				Auction end date:	Jul-28-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.44%	Final monthly payment:	$54.28

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 5 Enhanced (1-5): 3	First credit line:	May-1980	Debt/Income ratio:	13%
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Full-time employee
Now delinquent:	2	Current / open credit lines:	8 / 8	Length of status:	7y 1m
Amount delinquent:	$1,368	Total credit lines:	26	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$37,527	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	genuine-interest	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a few high interest loan
Purpose of loan:
This loan will be used to pay off several high interest loans that I have. My daughter was recently married and at the last minute I took a couple of "payday loans". I know it was stupid in that the interest rate is almost 1,000% which makes paying them back very difficult. Paying these loans has forced me to be delinquent for the first time in my life on other bills.

I also recently made the last tuition payment for the last of my children.?? Helping them through college was the right thing to do, but very expensive as you may imagine.

If this loan is funded, it will be paid back on time every month, as I have never defaulted on anything in my life.

My financial situation:
I am a good candidate for this loan because I have a very good full time job at a university as well as a good part-time job. I am paid every two weeks by direct deposit. I have also established a credit union account, which will be used to pay off the Prosper.com loan if funded.? I'm a great risk for a loan and would appreciate your helping me in clearing up this debt. I look forward to improving my credit situation over the coming years, now that tuition and wedding bills have stopped.?

Thanks for your consideration.

Monthly net income: $10,101

Monthly expenses: $
??Housing: $ 1,000
??Insurance: $500
??Car expenses: $ 400
??Utilities: $ 250
??Phone, cable, internet: $ 200
? Groceries, $1,000
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1000
??Other expenses: $ 2000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

aztocas	$50.00	$50.00	7/23/2010 6:57:21 AM
Legally_Blonde	$25.00	$25.00	7/22/2010 7:07:10 PM
Sudoku	$117.84	$117.84	7/23/2010 11:05:46 AM
MONEY_IN_THE_BANK	$25.00	$25.00	7/24/2010 8:35:53 AM
victor111	$75.00	$75.00	7/24/2010 2:39:12 AM
periko	$25.00	$25.00	7/24/2010 12:43:00 PM
LittleHelp	$25.00	$25.00	7/25/2010 2:51:12 PM
autonomous-kindness	$75.00	$75.00	7/26/2010 3:32:12 PM
fund-berserker0	$25.00	$25.00	7/27/2010 11:12:56 AM
FASTIZIO_P	$25.00	$25.00	7/27/2010 6:35:23 PM
tompau	$25.00	$25.00	7/28/2010 7:28:04 AM
jpollar	$25.00	$25.00	7/28/2010 8:40:39 AM
agiovasil	$50.00	$50.00	7/28/2010 10:05:00 AM
kingston1	$25.00	$25.00	7/28/2010 4:02:57 PM
YoungTaxMan	$50.00	$50.00	7/28/2010 4:32:14 PM
suomynona	$25.00	$25.00	7/28/2010 4:43:22 PM
bahamaman	$100.00	$100.00	7/25/2010 12:28:50 PM
buffalobills	$25.00	$25.00	7/25/2010 4:08:16 PM
leverage-tsunami	$25.00	$25.00	7/26/2010 9:56:48 AM
Nerdster1	$25.01	$25.01	7/27/2010 4:37:07 AM
ComputerCash23	$25.00	$25.00	7/27/2010 10:45:37 AM
sunny-cash4	$25.00	$25.00	7/27/2010 4:30:26 PM
Flshedman	$50.00	$50.00	7/28/2010 7:14:59 AM
worth-jedi5	$125.00	$125.00	7/28/2010 5:27:38 PM
kindness-percolator5	$25.00	$25.00	7/28/2010 4:42:27 PM
dubois31	$25.00	$25.00	7/28/2010 4:48:26 PM
Investoman	$100.00	$82.15	7/28/2010 6:53:07 PM
27 bids
Borrower Payment Dependent Notes Series 468039
This series of Notes was issued and sold upon the funding of the borrower loan #43793, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-22-2010
				Auction end date:	Jul-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	29.00%	Final borrower rate/APR:	30.00% / 32.38%	Final monthly payment:	$84.90

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 5 Enhanced (1-5): 2	First credit line:	Nov-1976	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	3	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$6,981	Stated income:	$100,000+
Delinquencies in last 7y:	4	Bankcard utilization:	64%
		Homeownership:	Yes
Screen name:	energy2008	Borrower's state:	California	Borrower's group:	BORROWERS - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 96% )	640-659 (Latest)
Principal borrowed:	$2,551.00	< 31 days late:	1 ( 4% )	640-659 (Apr-2010) 600-619 (May-2009) 600-619 (Feb-2008) 600-619 (Jan-2008)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
"Paying off high interest loan"
Purpose of loan:
This loan will be used to pay off a very high interest loan (100+% annually) that I took out to cover a business trip that I had to take last month. I would much rather pay fellow prosper members than this lender. I plan to pay off this loan early, so feel safe in loaning me the money.

My financial situation:
I am a good candidate for this loan because I am employed as an energy engineer helping the USAF save energy and have just started the second year of a consulting contract.?

Monthly net income: $10000

Monthly expenses: $5000
??Housing: $2095
??Insurance: $400
??Car expenses: $250
??Utilities: $125
??Phone, cable, internet: $200
??Food, entertainment: $300
??Clothing, household expenses $200
??Credit cards and other loans: $250
??Other expenses: $200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You appear to have $5000 of excess free cash flow each month. So why do you need this small loan? Thanks and best wishes. - reflective-rupee
A: It is a cash flow issue. I get paid montly in arrears. Had some unforseen bills and travel expenses that took my available spare cash. I don't expect to need the loan for too long. (Jul-26-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SolarMoonshine	$25.00	$25.00	7/27/2010 5:27:35 PM
red-favorable-basis	$25.00	$25.00	7/27/2010 6:59:03 PM
wild-orange	$25.00	$25.00	7/29/2010 1:18:18 AM
Lender-Trader	$28.90	$28.90	7/28/2010 10:39:39 PM
FinanceEngine	$25.00	$25.00	7/29/2010 10:21:31 AM
Starfin300	$37.05	$37.05	7/29/2010 9:57:01 AM
mammalian4	$50.00	$50.00	7/29/2010 9:52:18 AM
rockhound84	$25.00	$25.00	7/29/2010 11:57:54 AM
DebtRelief777	$26.53	$26.53	7/29/2010 10:56:22 AM
IASKGOD	$25.00	$25.00	7/29/2010 1:43:20 PM
BrighterSuns	$25.00	$25.00	7/29/2010 1:45:06 PM
investment-happiness	$100.00	$100.00	7/29/2010 2:42:10 PM
Orbason	$50.00	$50.00	7/29/2010 1:52:57 PM
grampy48	$25.00	$25.00	7/29/2010 1:58:14 PM
credit-goliath	$25.00	$25.00	7/29/2010 2:08:46 PM
icanhasloanz	$50.00	$50.00	7/29/2010 3:09:59 PM
credit-missile	$25.00	$25.00	7/29/2010 2:51:56 PM
credit-missile	$25.00	$25.00	7/29/2010 2:53:19 PM
Littlepeng	$25.00	$25.00	7/29/2010 3:15:06 PM
COtheBeast	$25.00	$25.00	7/29/2010 3:29:02 PM
boodo	$191.19	$27.45	7/29/2010 3:41:31 PM
Moe87	$25.00	$25.00	7/25/2010 10:55:15 AM
genuine-integrity0	$25.00	$25.00	7/26/2010 7:13:06 AM
UCLA4life	$25.00	$25.00	7/26/2010 7:10:51 AM
Kash2010lu	$50.00	$50.00	7/26/2010 12:14:39 PM
realtormoises	$25.00	$25.00	7/27/2010 5:26:10 PM
five-star-note	$35.93	$35.93	7/28/2010 12:09:47 AM
credit-missile	$40.63	$40.63	7/28/2010 7:19:16 PM
titancash4u	$25.00	$25.00	7/28/2010 9:04:45 PM
chameleon125	$25.00	$25.00	7/28/2010 9:25:26 PM
neorunner	$25.00	$25.00	7/28/2010 9:48:05 PM
bambampk	$27.37	$27.37	7/29/2010 8:23:45 AM
dunrizzo	$51.14	$51.14	7/29/2010 9:35:57 AM
Leshan	$100.00	$100.00	7/29/2010 9:36:39 AM
bunnybear	$50.00	$50.00	7/29/2010 8:43:46 AM
Silverling6	$25.00	$25.00	7/29/2010 8:54:32 AM
cbivitz	$100.00	$100.00	7/29/2010 11:05:26 AM
tompau	$25.00	$25.00	7/29/2010 10:59:17 AM
Kash2010lu	$25.00	$25.00	7/29/2010 11:58:41 AM
djkaiser	$25.00	$25.00	7/29/2010 12:51:10 PM
MrPie	$25.00	$25.00	7/29/2010 1:23:44 PM
wlm3012	$25.00	$25.00	7/29/2010 1:32:40 PM
glroark	$50.00	$50.00	7/29/2010 11:36:54 AM
return-grizzly	$100.00	$100.00	7/29/2010 2:12:46 PM
exchange-cowbell5	$50.00	$50.00	7/29/2010 1:11:58 PM
ultimate-peace	$125.00	$125.00	7/29/2010 1:45:31 PM
fireferd	$50.00	$50.00	7/29/2010 2:06:44 PM
cunning-bill	$25.00	$25.00	7/29/2010 3:06:54 PM
emjaybee	$25.00	$25.00	7/29/2010 3:19:45 PM
kinetic-social	$25.00	$25.00	7/29/2010 3:33:23 PM
astra-lender	$50.00	$50.00	7/29/2010 2:51:13 PM
the-revenue-demon	$25.00	$25.00	7/29/2010 2:53:57 PM
52 bids
Borrower Payment Dependent Notes Series 468619
This series of Notes was issued and sold upon the funding of the borrower loan #43768, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%	Auction start date:	Jul-29-2010
				Auction end date:	Jul-29-2010

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$277.91
Final lender yield:	14.15%	Final borrower rate/APR:	15.15% / 17.32%	Final monthly payment:	$277.91

Auction yield range:	5.93% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jan-2005	Debt/Income ratio:	32%
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	6y 0m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,081	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	16%
		Homeownership:	No
Screen name:	joyous-income6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
BUY A HOUSE IN CASH
Purpose of loan:
This loan will be used to?
BUY A HOUSE
My financial situation:
I am a good candidate for this loan because?
I HAVE VERY GOOD WORK, RESPONSABLE AND GOOD CREDIT HISTORY
Monthly net income: $
4,000.00
Monthly expenses: $
??Housing: $ 500
??Insurance: $ 100
??Car expenses: $?370?
??Utilities: $ 100
??Phone, cable, internet: $? 100
??Food, entertainment: $? 150
lothing, household expenses $
??Credit cards and other loans: $ 200
ther expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bountiful-durability	$50.00	$50.00	7/29/2010 4:37:33 PM
alfster1	$50.00	$50.00	7/29/2010 4:38:41 PM
payout-achievement	$40.00	$40.00	7/29/2010 4:39:10 PM
marketplace-cello5	$25.00	$25.00	7/29/2010 4:38:15 PM
chief_wo	$25.00	$25.00	7/29/2010 4:38:05 PM
love_what_you_do	$25.00	$25.00	7/29/2010 4:41:05 PM
buraky	$50.00	$50.00	7/29/2010 4:41:27 PM
kbodendorf	$25.00	$25.00	7/29/2010 4:40:15 PM
laudable-balance	$25.00	$25.00	7/29/2010 4:38:56 PM
juiceman818	$25.00	$25.00	7/29/2010 4:41:56 PM
platinum-rapture6	$50.00	$50.00	7/29/2010 4:41:52 PM
CanArkRoamNu	$25.00	$25.00	7/29/2010 4:42:42 PM
derec	$25.00	$25.00	7/29/2010 4:42:33 PM
ualf	$34.89	$34.89	7/29/2010 4:42:40 PM
standanddeliver	$25.00	$25.00	7/29/2010 4:43:03 PM
income-fortress	$25.00	$25.00	7/29/2010 4:45:13 PM
satanichammy	$25.00	$25.00	7/29/2010 4:43:16 PM
thesage	$25.00	$25.00	7/29/2010 4:44:47 PM
gumbit	$64.58	$64.58	7/29/2010 4:45:05 PM
mstebnicki	$25.00	$25.00	7/29/2010 4:44:28 PM
djh47a	$25.00	$25.00	7/29/2010 4:46:34 PM
kulender	$25.00	$25.00	7/29/2010 4:44:39 PM
deal-griffin	$100.00	$100.00	7/29/2010 4:46:45 PM
rulender	$50.00	$50.00	7/29/2010 4:44:56 PM
KileNSmyth4	$50.00	$50.00	7/29/2010 4:46:21 PM
RationalWorld	$25.00	$25.00	7/29/2010 4:49:06 PM
zippy-interest	$25.00	$25.00	7/29/2010 4:47:43 PM
HAVEANICEDAY	$25.00	$25.00	7/29/2010 4:50:11 PM
steely_dan34	$25.00	$25.00	7/29/2010 4:50:18 PM
Phantom99	$25.00	$25.00	7/29/2010 4:49:42 PM
NOLALEND	$25.00	$25.00	7/29/2010 4:48:05 PM
fund-baker9	$50.00	$50.00	7/29/2010 4:50:29 PM
nikkiesgrandma	$50.00	$50.00	7/29/2010 4:51:45 PM
benevolent-money6	$50.00	$50.00	7/29/2010 4:51:39 PM
jigsaw	$100.00	$100.00	7/29/2010 4:50:01 PM
Blue_HorseShoe	$25.00	$25.00	7/29/2010 4:52:41 PM
backprop	$55.00	$55.00	7/29/2010 4:50:37 PM
ozzie	$25.00	$25.00	7/29/2010 4:52:16 PM
BeanCownter	$100.00	$100.00	7/29/2010 4:53:27 PM
Rdodson11	$25.00	$25.00	7/29/2010 4:51:29 PM
upright-asset2	$25.00	$25.00	7/29/2010 4:51:58 PM
patriot897	$50.00	$50.00	7/29/2010 4:54:37 PM
Havana21	$75.00	$75.00	7/29/2010 4:54:47 PM
dinero-speaker	$25.00	$25.00	7/29/2010 4:55:31 PM
Onesiphorus	$25.00	$25.00	7/29/2010 4:53:37 PM
PaulW	$25.00	$25.00	7/29/2010 4:53:55 PM
wise-intuitive-treasure	$25.00	$25.00	7/29/2010 4:57:08 PM
TennSquire	$50.00	$50.00	7/29/2010 4:55:00 PM
hyetech	$35.00	$35.00	7/29/2010 4:58:12 PM
mmckune	$25.00	$25.00	7/29/2010 4:55:56 PM
banjoey	$50.00	$50.00	7/29/2010 4:58:40 PM
BerkeleyBonds	$25.00	$25.00	7/29/2010 5:01:36 PM
aurorafinancial	$50.00	$50.00	7/29/2010 5:02:14 PM
eridient	$50.00	$50.00	7/29/2010 4:59:31 PM
dollar-oracle55	$25.00	$25.00	7/29/2010 5:02:51 PM
truth-companion	$25.00	$25.00	7/29/2010 5:03:15 PM
KiwiElf	$35.00	$35.00	7/29/2010 5:00:33 PM
michael573114	$25.00	$25.00	7/29/2010 5:01:04 PM
Amphipolis	$50.00	$50.00	7/29/2010 5:02:05 PM
crawfingers	$25.00	$25.00	7/29/2010 5:05:40 PM
credit-investor5	$50.00	$50.00	7/29/2010 5:05:48 PM
forthright-dedication	$50.00	$50.00	7/29/2010 5:06:24 PM
financial-frenzy	$50.00	$50.00	7/29/2010 5:04:00 PM
WeR5A	$25.00	$25.00	7/29/2010 5:06:49 PM
-Tuxedo-	$25.00	$25.00	7/29/2010 5:07:13 PM
outofoffice	$50.00	$50.00	7/29/2010 5:05:09 PM
Hambone1111	$25.00	$25.00	7/29/2010 5:05:45 PM
ctgscott	$25.00	$25.00	7/29/2010 5:09:08 PM
discrete-basis1	$50.00	$50.00	7/29/2010 5:07:41 PM
greenfuture	$25.00	$25.00	7/29/2010 5:08:16 PM
kmwvma	$25.00	$25.00	7/29/2010 5:10:38 PM
diplomatic-wealth7	$25.00	$25.00	7/29/2010 5:11:57 PM
LenderDan	$50.00	$50.00	7/29/2010 5:12:25 PM
TheoProf	$50.00	$50.00	7/29/2010 5:12:46 PM
maule	$25.00	$25.00	7/29/2010 5:13:04 PM
trade-pumpkin	$25.00	$25.00	7/29/2010 5:13:40 PM
mason13a	$25.00	$25.00	7/29/2010 5:14:03 PM
proper-p2p6	$100.00	$100.00	7/29/2010 5:12:18 PM
investment-star	$100.00	$100.00	7/29/2010 5:14:39 PM
likeable-value	$25.00	$25.00	7/29/2010 5:23:25 PM
docktah	$50.00	$50.00	7/29/2010 5:26:15 PM
first-restless-payout	$50.00	$50.00	7/29/2010 5:26:42 PM
favorite-commerce	$50.00	$50.00	7/29/2010 5:48:41 PM
favorite-commerce	$50.00	$50.00	7/29/2010 5:58:42 PM
lendstats_com	$25.00	$25.00	7/29/2010 6:46:05 PM
KTOWN	$27.10	$27.10	7/29/2010 8:31:14 PM
market-socrates4	$25.00	$25.00	7/29/2010 8:51:08 PM
wise-silver-wonder	$25.00	$25.00	7/29/2010 4:37:58 PM
orgy63	$25.00	$25.00	7/29/2010 4:39:12 PM
JClives	$25.00	$25.00	7/29/2010 4:37:43 PM
assetmanager	$25.00	$25.00	7/29/2010 4:37:46 PM
All_Wins	$25.00	$25.00	7/29/2010 4:38:07 PM
p2p_banker	$25.00	$25.00	7/29/2010 4:38:37 PM
puifais	$25.00	$25.00	7/29/2010 4:40:34 PM
monticello	$25.00	$25.00	7/29/2010 4:41:45 PM
overflowinglife	$25.00	$25.00	7/29/2010 4:40:43 PM
elasermd	$50.00	$50.00	7/29/2010 4:39:17 PM
wifibank	$50.00	$50.00	7/29/2010 4:42:12 PM
educationfirst	$25.00	$25.00	7/29/2010 4:42:44 PM
aneley777	$25.00	$25.00	7/29/2010 4:39:47 PM
rlrcstr	$25.00	$25.00	7/29/2010 4:41:46 PM
Elbanko	$25.00	$25.00	7/29/2010 4:44:09 PM
ChrisJB	$50.00	$50.00	7/29/2010 4:43:13 PM
phoko	$25.00	$25.00	7/29/2010 4:43:18 PM
outtahoth2o	$50.00	$50.00	7/29/2010 4:44:16 PM
Aquafina24Ounce	$25.00	$25.00	7/29/2010 4:44:17 PM
Cai8899	$50.00	$50.00	7/29/2010 4:45:57 PM
Pizza-man	$50.00	$50.00	7/29/2010 4:45:53 PM
DadWarbucks	$25.00	$25.00	7/29/2010 4:45:02 PM
dpjd	$50.00	$50.00	7/29/2010 4:47:14 PM
xstreamin	$25.00	$25.00	7/29/2010 4:47:29 PM
redx	$25.00	$25.00	7/29/2010 4:45:30 PM
onlyinchicago	$25.00	$25.00	7/29/2010 4:47:45 PM
nick5454	$50.00	$50.00	7/29/2010 4:45:55 PM
don8ter	$25.00	$25.00	7/29/2010 4:46:06 PM
green-moola-sniffer	$50.00	$50.00	7/29/2010 4:48:28 PM
a-consummate-camaraderi	$50.00	$50.00	7/29/2010 4:49:11 PM
decisive-capital	$100.00	$100.00	7/29/2010 4:48:41 PM
ray1051	$25.00	$25.00	7/29/2010 4:48:46 PM
moola-man	$30.00	$30.00	7/29/2010 4:48:56 PM
poeman	$50.00	$50.00	7/29/2010 4:49:16 PM
cberthiaume	$25.00	$25.00	7/29/2010 4:50:12 PM
flyboy24	$25.00	$25.00	7/29/2010 4:47:57 PM
mjjjrj	$25.00	$25.00	7/29/2010 4:48:00 PM
bonus-tent	$50.00	$50.00	7/29/2010 4:48:43 PM
heavy_ax	$25.00	$25.00	7/29/2010 4:51:59 PM
gracej	$25.00	$25.00	7/29/2010 4:51:43 PM
Shockem923	$25.00	$25.00	7/29/2010 4:50:03 PM
red-favorable-basis	$25.00	$25.00	7/29/2010 4:52:58 PM
kegs	$100.00	$100.00	7/29/2010 4:52:15 PM
smart-leverage7	$25.00	$25.00	7/29/2010 4:52:19 PM
bullwink27	$25.00	$25.00	7/29/2010 4:51:06 PM
tranquil-return4	$25.00	$25.00	7/29/2010 4:53:13 PM
Easystreet	$25.00	$25.00	7/29/2010 4:52:23 PM
studious-bonus7	$100.00	$100.00	7/29/2010 4:53:34 PM
Investoman	$100.00	$100.00	7/29/2010 4:53:49 PM
Sang1963	$25.00	$25.00	7/29/2010 4:56:23 PM
DcUnited	$25.00	$25.00	7/29/2010 4:56:19 PM
Gobsek	$25.00	$25.00	7/29/2010 4:56:26 PM
best-coin-miser	$25.00	$25.00	7/29/2010 4:56:45 PM
Superc0ld	$100.00	$100.00	7/29/2010 4:56:56 PM
Artist_Blue	$25.00	$25.00	7/29/2010 4:57:17 PM
innocent-income4	$25.00	$25.00	7/29/2010 4:55:12 PM
zeelender	$25.00	$25.00	7/29/2010 4:58:19 PM
GElender	$50.00	$50.00	7/29/2010 4:56:06 PM
lgs83	$50.00	$50.00	7/29/2010 4:58:48 PM
uvawfs	$50.00	$50.00	7/29/2010 4:59:14 PM
jbaum	$25.00	$25.00	7/29/2010 4:59:30 PM
flwah	$25.00	$25.00	7/29/2010 4:59:48 PM
Interloper	$40.00	$40.00	7/29/2010 4:57:08 PM
ADIDASNO	$25.00	$25.00	7/29/2010 5:00:20 PM
theemhdoctor	$25.00	$25.00	7/29/2010 4:58:24 PM
brazilofmux	$100.00	$100.00	7/29/2010 4:58:26 PM
generous-deal6	$25.00	$25.00	7/29/2010 5:01:39 PM
anders94	$25.00	$25.00	7/29/2010 5:01:46 PM
tntmojave	$25.00	$25.00	7/29/2010 5:01:56 PM
PhalanxBulldog	$25.00	$25.00	7/29/2010 5:02:09 PM
richboy56	$50.00	$50.00	7/29/2010 5:02:28 PM
Deuce	$25.00	$25.00	7/29/2010 5:02:37 PM
jtradition	$50.00	$50.00	7/29/2010 5:02:38 PM
madmccoy	$25.00	$25.00	7/29/2010 5:03:03 PM
telegon	$25.00	$25.00	7/29/2010 5:00:17 PM
Q9-X3	$25.00	$25.00	7/29/2010 5:04:04 PM
anton	$150.00	$150.00	7/29/2010 5:04:27 PM
enthralling-deal180	$100.00	$100.00	7/29/2010 5:04:52 PM
GrooveBiz	$50.00	$50.00	7/29/2010 5:05:07 PM
Cheburashka	$25.00	$25.00	7/29/2010 5:03:46 PM
tster	$25.00	$25.00	7/29/2010 5:03:53 PM
personal-lender	$25.00	$25.00	7/29/2010 5:05:20 PM
blackstar	$25.00	$25.00	7/29/2010 5:05:57 PM
Tradesmanlender	$25.00	$25.00	7/29/2010 5:07:04 PM
ValyaLibra01	$25.00	$25.00	7/29/2010 5:09:06 PM
loot-heart	$50.00	$50.00	7/29/2010 5:07:55 PM
108lender	$200.00	$200.00	7/29/2010 5:11:10 PM
platinum-sorcerer6	$25.00	$25.00	7/29/2010 5:09:23 PM
speedy-point	$25.00	$25.00	7/29/2010 5:12:03 PM
Approved1234	$25.00	$25.00	7/29/2010 5:12:10 PM
SelectTrustLending	$50.00	$50.00	7/29/2010 5:12:15 PM
pimienta	$25.00	$25.00	7/29/2010 5:10:32 PM
simplelender80	$100.00	$100.00	7/29/2010 5:13:08 PM
wwwUniversal	$25.00	$25.00	7/29/2010 5:10:51 PM
BeemerRider	$25.00	$25.00	7/29/2010 5:14:01 PM
sdr984	$25.00	$25.00	7/29/2010 5:11:12 PM
Fiimg	$50.00	$50.00	7/29/2010 5:12:54 PM
paradisenow	$25.00	$25.00	7/29/2010 5:14:29 PM
axis1	$25.00	$25.00	7/29/2010 5:22:57 PM
Thylow	$25.00	$25.00	7/29/2010 5:23:20 PM
Picopie	$100.00	$100.00	7/29/2010 5:23:10 PM
Cre8iveCash	$25.00	$25.00	7/29/2010 5:25:58 PM
MrDavid	$50.00	$50.00	7/29/2010 5:26:20 PM
siege01	$50.00	$50.00	7/29/2010 5:26:29 PM
credit-bada-bing	$25.00	$25.00	7/29/2010 5:26:46 PM
droopie1	$25.00	$25.00	7/29/2010 5:27:14 PM
Denver-Rental-Properties	$30.00	$30.00	7/29/2010 5:27:23 PM
tech310	$100.00	$100.00	7/29/2010 5:27:28 PM
priceless-money6	$50.00	$33.43	7/29/2010 5:27:44 PM
loyalist1	$100.00	$100.00	7/29/2010 5:38:21 PM
ttnk62918	$25.00	$25.00	7/29/2010 5:47:03 PM
VAGweilo	$50.00	$50.00	7/29/2010 5:55:01 PM
dynrep	$25.00	$25.00	7/29/2010 5:58:34 PM
Asailorman	$25.00	$25.00	7/29/2010 5:58:47 PM
kind-credit-nirvana	$25.00	$25.00	7/29/2010 6:27:16 PM
202 bids
Borrower Payment Dependent Notes Series 468641
This series of Notes was issued and sold upon the funding of the borrower loan #43794, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Jul-27-2010
				Auction end date:	Jul-30-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$267.11
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$267.11

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jun-1998	Debt/Income ratio:	25%
Credit score:	740-759 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	7y 9m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,376	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	79%
		Homeownership:	Yes
Screen name:	TrackZero	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Debt
Purpose of loan:
This loan will be used to consolidate outstanding loan debt. I have a couple credit cards, and a small personal loan. I would like to consolidate all my loans into a single monthly payment. I have been utilized my credit cards and the small personal loan, starting a side business with my brother. It is at the point it sustains itself.

My financial situation:
I am a good candidate for this loan because I have an excellent credit history and excellent job security. I make plenty of money to pay back this loan, and instead of paying interest to the credit card companies for years to come, I can consolidate my debt, and move forward. I am not exactly sure why prosper gave me a D rating, but as you can see I have a good credit score, and no delinquencies. The only thing I can think of is that it is my high bank card utilization.

Monthly net income: $ 5700

Monthly expenses: $
??Housing: $ 2200
??Insurance: $ 215
??Car expenses: $ 750
??Utilities: $ 120
??Phone, cable, internet: $ 125
??Food, entertainment: $ 500
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 0 -? After the loan
??Other expenses: $ 200 - additional savings

With my expenses I still have a net of around 1500/ month so as you can see repayment is not an issue.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kmr2	$100.00	$100.00	7/27/2010 12:54:31 PM
wwwUniversal	$25.00	$25.00	7/27/2010 12:58:25 PM
financial-frenzy	$25.00	$25.00	7/27/2010 12:52:42 PM
saffron4	$25.00	$25.00	7/27/2010 12:55:16 PM
enigma1337	$50.00	$50.00	7/27/2010 1:00:51 PM
copper	$30.00	$30.00	7/27/2010 1:01:23 PM
a-truth-upholder	$50.00	$50.00	7/27/2010 1:00:22 PM
cnovak	$25.00	$25.00	7/27/2010 1:02:59 PM
honorable-yield	$35.00	$35.00	7/27/2010 1:05:31 PM
magnolia161	$25.00	$25.00	7/27/2010 1:04:54 PM
tsquared_030	$25.00	$25.00	7/27/2010 1:05:11 PM
garenyth	$50.00	$50.00	7/27/2010 1:05:37 PM
bountiful-durability	$50.00	$50.00	7/27/2010 1:05:50 PM
ethicalhumanist	$25.00	$25.00	7/27/2010 1:07:32 PM
marketplace-cello5	$25.00	$25.00	7/27/2010 1:08:25 PM
IntrepidInvestment	$50.00	$50.00	7/27/2010 1:07:10 PM
payment-gusto	$25.00	$25.00	7/27/2010 1:10:23 PM
catomaior	$25.00	$25.00	7/27/2010 1:09:54 PM
gizzywump	$25.00	$25.00	7/27/2010 1:11:53 PM
hope-hickory	$25.00	$25.00	7/27/2010 1:12:14 PM
Schu	$50.00	$50.00	7/27/2010 1:12:38 PM
puifais	$25.00	$25.00	7/27/2010 1:11:14 PM
ideal-platinum1	$50.00	$50.00	7/27/2010 1:14:59 PM
Interstate_Rate	$250.00	$250.00	7/27/2010 1:13:40 PM
zorg77	$25.00	$25.00	7/27/2010 1:13:55 PM
sharkm	$35.00	$35.00	7/27/2010 1:15:58 PM
moola-wildebeest3	$25.00	$25.00	7/27/2010 1:16:30 PM
calkidd05	$25.00	$25.00	7/27/2010 1:20:29 PM
oldmora	$25.00	$25.00	7/27/2010 1:19:27 PM
jasmarc	$25.00	$25.00	7/27/2010 1:17:57 PM
money-bauble	$100.00	$100.00	7/27/2010 1:18:24 PM
point-shooter	$25.00	$25.00	7/27/2010 1:20:26 PM
asset-professor	$25.00	$25.00	7/27/2010 1:19:23 PM
bonus-tent	$50.00	$50.00	7/27/2010 1:22:34 PM
green-moola-sniffer	$50.00	$50.00	7/27/2010 1:22:03 PM
treasure-bliss	$100.00	$100.00	7/27/2010 1:23:37 PM
reward-adventure	$30.00	$30.00	7/27/2010 1:23:26 PM
currency-oak	$25.00	$25.00	7/27/2010 1:25:18 PM
poeman	$25.00	$25.00	7/27/2010 1:23:16 PM
restech	$25.00	$25.00	7/27/2010 1:28:27 PM
Asailorman	$25.00	$25.00	7/27/2010 1:23:43 PM
Phantom99	$25.00	$25.00	7/27/2010 1:24:08 PM
head	$25.00	$25.00	7/27/2010 1:28:21 PM
bazaar-ruler	$25.00	$25.00	7/27/2010 1:30:32 PM
patriot897	$50.00	$50.00	7/27/2010 1:30:55 PM
asmithj	$35.04	$35.04	7/27/2010 1:28:19 PM
worthy-bid8	$100.00	$100.00	7/27/2010 1:31:09 PM
yank918	$25.00	$25.00	7/27/2010 1:28:44 PM
first-upright-payout	$25.00	$25.00	7/27/2010 1:30:30 PM
Havana21	$25.00	$25.00	7/27/2010 1:31:03 PM
Ducatiman1978	$25.00	$25.00	7/27/2010 1:31:35 PM
tech310	$75.00	$75.00	7/27/2010 1:35:34 PM
soulful-truth	$1,000.00	$976.20	7/27/2010 1:36:06 PM
thomas16882004	$25.00	$25.00	7/27/2010 1:45:04 PM
Whipster	$50.00	$50.00	7/27/2010 1:47:24 PM
loan-fate	$50.00	$50.00	7/27/2010 1:45:25 PM
agreement-linkage	$25.00	$25.00	7/27/2010 2:15:58 PM
SolarMoonshine	$25.00	$25.00	7/27/2010 3:38:54 PM
reflective-rupee	$50.00	$50.00	7/27/2010 3:32:43 PM
market-pudding	$25.00	$25.00	7/27/2010 4:11:09 PM
Kash2010lu	$35.00	$35.00	7/27/2010 6:06:28 PM
szetheli	$159.00	$159.00	7/27/2010 7:08:35 PM
green-rapid-openness	$50.00	$50.00	7/28/2010 1:46:59 AM
golffish2	$100.00	$100.00	7/28/2010 4:15:47 AM
chkrvrty	$25.00	$25.00	7/28/2010 6:34:53 AM
JustMee	$25.00	$25.00	7/28/2010 10:02:29 AM
JohnSmallberries	$25.00	$25.00	7/28/2010 12:07:54 PM
scoobiedoo	$25.00	$25.00	7/28/2010 12:52:30 PM
p2ploan-sensation211	$25.00	$25.00	7/28/2010 6:24:51 PM
FinanceEngine	$25.00	$25.00	7/28/2010 6:54:55 PM
ore-bada-bing	$100.00	$100.00	7/28/2010 7:56:47 PM
jpollar	$25.00	$25.00	7/29/2010 9:45:47 AM
AlexTrep	$25.00	$25.00	7/29/2010 4:23:35 PM
mandular	$50.00	$50.00	7/29/2010 6:36:57 PM
loss-of-control	$50.00	$50.00	7/29/2010 6:57:11 PM
loss-of-control	$50.00	$50.00	7/29/2010 6:57:36 PM
lostontheedge	$25.00	$25.00	7/27/2010 12:58:50 PM
jeffreyd81	$25.00	$25.00	7/27/2010 12:59:39 PM
108lender	$75.00	$75.00	7/27/2010 12:56:04 PM
Fahrquar	$25.00	$25.00	7/27/2010 1:01:29 PM
speedy-point	$25.00	$25.00	7/27/2010 12:59:28 PM
shrewd-deal	$25.00	$25.00	7/27/2010 1:01:05 PM
simplelender80	$50.00	$50.00	7/27/2010 1:04:48 PM
nrowland	$25.00	$25.00	7/27/2010 1:03:10 PM
MissionMicroFinance	$25.00	$25.00	7/27/2010 1:04:34 PM
metro457	$40.00	$40.00	7/27/2010 1:06:50 PM
GiantAardvark	$25.00	$25.00	7/27/2010 1:08:40 PM
vkorichkov	$25.00	$25.00	7/27/2010 1:07:29 PM
loot-heart	$50.00	$50.00	7/27/2010 1:09:25 PM
investment-star	$50.00	$50.00	7/27/2010 1:08:57 PM
kidsskipp	$25.00	$25.00	7/27/2010 1:10:29 PM
ITExec	$100.00	$100.00	7/27/2010 1:09:32 PM
kmavm	$25.00	$25.00	7/27/2010 1:12:07 PM
love_what_you_do	$25.00	$25.00	7/27/2010 1:12:01 PM
skro	$25.00	$25.00	7/27/2010 1:15:21 PM
anton	$150.00	$150.00	7/27/2010 1:14:29 PM
platinum-rapture6	$50.00	$50.00	7/27/2010 1:13:10 PM
schoolchamp	$25.00	$25.00	7/27/2010 1:15:13 PM
Gladglide	$30.00	$30.00	7/27/2010 1:16:01 PM
Elbanko	$25.00	$25.00	7/27/2010 1:17:09 PM
KHU2-B	$25.00	$25.00	7/27/2010 1:18:27 PM
asiaratt	$50.00	$50.00	7/27/2010 1:16:13 PM
villagers	$25.00	$25.00	7/27/2010 1:20:33 PM
mercuriant	$25.00	$25.00	7/27/2010 1:21:23 PM
mooshoe	$25.00	$25.00	7/27/2010 1:20:04 PM
ChuckieG	$31.79	$31.79	7/27/2010 1:22:46 PM
nycloan	$25.00	$25.00	7/27/2010 1:23:23 PM
zippy-interest	$25.00	$25.00	7/27/2010 1:21:27 PM
onlyinchicago	$25.00	$25.00	7/27/2010 1:21:47 PM
NOLALEND	$25.00	$25.00	7/27/2010 1:21:56 PM
balance-handshake7	$25.00	$25.00	7/27/2010 1:23:35 PM
moola-man	$25.00	$25.00	7/27/2010 1:23:00 PM
successful-euro	$30.00	$30.00	7/27/2010 1:28:49 PM
steely_dan34	$25.00	$25.00	7/27/2010 1:25:11 PM
IIP77	$25.00	$25.00	7/27/2010 1:28:37 PM
schnatty	$25.00	$25.00	7/27/2010 1:30:45 PM
samo102us	$25.00	$25.00	7/27/2010 1:31:22 PM
red-favorable-basis	$25.00	$25.00	7/27/2010 1:29:18 PM
rock-turner	$25.00	$25.00	7/27/2010 1:30:21 PM
andrewrobison	$50.00	$50.00	7/27/2010 1:29:25 PM
christifa	$25.00	$25.00	7/27/2010 1:29:42 PM
happy-girl	$25.00	$25.00	7/27/2010 1:30:01 PM
greenwell	$25.00	$25.00	7/27/2010 1:34:18 PM
reflective-rupee	$25.00	$25.00	7/27/2010 3:32:26 PM
green-rapid-openness	$50.00	$50.00	7/28/2010 1:46:37 AM
green-rapid-openness	$50.00	$50.00	7/28/2010 1:47:45 AM
cash-arboretum	$50.00	$50.00	7/28/2010 8:16:33 AM
cash-arboretum	$50.00	$50.00	7/28/2010 8:16:17 AM
TaoPooh	$25.00	$25.00	7/28/2010 2:48:22 PM
inforapenny	$25.00	$25.00	7/28/2010 4:43:04 PM
spiff666	$25.00	$25.00	7/29/2010 6:59:19 AM
rockhound84	$25.00	$25.00	7/29/2010 4:47:11 AM
dws2380	$25.00	$25.00	7/29/2010 11:07:07 AM
dynrep	$25.00	$25.00	7/29/2010 1:49:20 PM
nickel-position	$50.00	$50.00	7/29/2010 3:59:29 PM
selfmademan	$25.00	$25.00	7/29/2010 5:56:33 PM
grnii78	$57.97	$57.97	7/29/2010 6:32:31 PM
lendstats_com	$200.00	$200.00	7/29/2010 6:43:11 PM
138 bids
Borrower Payment Dependent Notes Series 469029
This series of Notes was issued and sold upon the funding of the borrower loan #43805, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Jul-29-2010
				Auction end date:	Jul-29-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$120.47
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 29.27%	Final monthly payment:	$120.47

Auction yield range:	10.93% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1997	Debt/Income ratio:	15%
Credit score:	600-619 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	13 / 10	Length of status:	13y 1m
Amount delinquent:	$203	Total credit lines:	46	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,297	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	39	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	msright75	Borrower's state:	Texas	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	34 ( 97% )	600-619 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	1 ( 3% )	520-539 (Feb-2008) 520-539 (Dec-2007) 520-539 (Nov-2007) 560-579 (Aug-2006)
Principal balance:	$0.07	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my credit card debt.? I was just recently engaged and I hope to use these fund to pay off of my credit card debt before the wedding.?
My financial situation:
I am a good candidate for this loan because I have steady income from a job that I have held for the last 13 years.? Over the past year, I have been working diligently to improve my credit score.??I have made significant progress on clearing my debt and making payments ontime.? My?credit score has increase by 100 points.? I?will continue this same path in repaying this?loan.?

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 100
??Car expenses: $ 540
??Utilities: $ 400
??Phone, cable, internet: $ 120
??Food, entertainment: $ 200?
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 400
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Dubbs360	$50.00	$50.00	7/29/2010 4:38:34 PM
Artist_Blue	$25.00	$25.00	7/29/2010 4:57:45 PM
somebody32	$25.00	$25.00	7/29/2010 5:00:09 PM
copper	$50.00	$50.00	7/29/2010 5:09:49 PM
first-upright-payout	$50.00	$50.00	7/29/2010 5:08:51 PM
nrowland	$25.00	$25.00	7/29/2010 5:12:34 PM
speedy-point	$25.00	$25.00	7/29/2010 5:11:46 PM
GiantAardvark	$25.00	$25.00	7/29/2010 5:14:36 PM
payment-gusto	$25.00	$25.00	7/29/2010 5:14:45 PM
puifais	$25.00	$25.00	7/29/2010 5:15:24 PM
asiaratt	$50.00	$50.00	7/29/2010 5:16:09 PM
metro457	$40.00	$40.00	7/29/2010 5:13:45 PM
KHU2-B	$25.00	$25.00	7/29/2010 5:16:30 PM
vkorichkov	$25.00	$25.00	7/29/2010 5:14:14 PM
villagers	$25.00	$25.00	7/29/2010 5:16:44 PM
green-moola-sniffer	$50.00	$50.00	7/29/2010 5:17:03 PM
yank918	$25.00	$25.00	7/29/2010 5:17:40 PM
patriot897	$25.00	$25.00	7/29/2010 5:17:50 PM
worthy-bid8	$50.00	$50.00	7/29/2010 5:18:18 PM
teller	$25.00	$25.00	7/29/2010 5:20:09 PM
AF-Chief	$33.00	$33.00	7/29/2010 5:20:05 PM
njlom	$25.00	$25.00	7/29/2010 5:20:17 PM
RMB-Investments	$25.00	$25.00	7/29/2010 5:20:23 PM
Ducatiman1978	$25.00	$25.00	7/29/2010 5:18:31 PM
deal-secret-agent	$25.00	$25.00	7/29/2010 5:20:37 PM
Rattlehead	$25.00	$25.00	7/29/2010 5:19:08 PM
lagnisiruk	$25.00	$25.00	7/29/2010 5:21:09 PM
forthright-dedication	$100.00	$100.00	7/29/2010 5:22:23 PM
financial-frenzy	$25.00	$25.00	7/29/2010 5:21:45 PM
jamiee73	$25.00	$22.00	7/29/2010 5:25:27 PM
autonomous-truth	$25.00	$25.00	7/29/2010 6:00:12 PM
CoolPlexer	$25.00	$25.00	7/29/2010 6:08:11 PM
Schu	$50.00	$50.00	7/29/2010 4:41:23 PM
Comoparklender	$25.00	$25.00	7/29/2010 4:59:03 PM
reflective-rupee	$25.00	$25.00	7/29/2010 5:02:16 PM
brother_tam	$50.00	$50.00	7/29/2010 5:08:05 PM
kmr2	$100.00	$100.00	7/29/2010 5:10:44 PM
simplelender80	$50.00	$50.00	7/29/2010 5:13:10 PM
zorg77	$25.00	$25.00	7/29/2010 5:15:45 PM
kmavm	$25.00	$25.00	7/29/2010 5:15:43 PM
poeman	$25.00	$25.00	7/29/2010 5:17:09 PM
kidsskipp	$25.00	$25.00	7/29/2010 5:15:05 PM
balance-handshake7	$25.00	$25.00	7/29/2010 5:17:24 PM
reward-adventure	$30.00	$30.00	7/29/2010 5:17:18 PM
money-bauble	$100.00	$100.00	7/29/2010 5:16:14 PM
asset-professor	$25.00	$25.00	7/29/2010 5:16:35 PM
soulful-truth	$1,000.00	$1,000.00	7/29/2010 5:18:56 PM
enthusiastic-balance5	$50.00	$50.00	7/29/2010 5:19:24 PM
Havana21	$25.00	$25.00	7/29/2010 5:18:06 PM
genuine-responsibility8	$50.00	$50.00	7/29/2010 5:20:33 PM
igotmoney	$25.00	$25.00	7/29/2010 5:20:56 PM
generous-deal6	$25.00	$25.00	7/29/2010 5:21:18 PM
autonomous-truth	$25.00	$25.00	7/29/2010 5:19:54 PM
rock-turner	$25.00	$25.00	7/29/2010 5:22:48 PM
gtyreeiv	$25.00	$25.00	7/29/2010 5:21:31 PM
personal-lender	$25.00	$25.00	7/29/2010 5:22:13 PM
jeffreyd81	$25.00	$25.00	7/29/2010 5:24:45 PM
supreme-hope	$25.00	$25.00	7/29/2010 5:25:03 PM
porwestco	$25.00	$25.00	7/29/2010 5:22:41 PM
S-Master	$25.00	$25.00	7/29/2010 5:23:48 PM
60 bids
Borrower Payment Dependent Notes Series 469081
This series of Notes was issued and sold upon the funding of the borrower loan #43759, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Jul-29-2010
				Auction end date:	Jul-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$90.47

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1998	Debt/Income ratio:	31%
Credit score:	600-619 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	7y 0m
Amount delinquent:	$0	Total credit lines:	44	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,340	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	No
Screen name:	meagan1977	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	560-579 (Jul-2008)
Principal balance:	$442.56	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Get rid of this Payday Loan ASAP!
The purpose of this loan is to pay off a Payday Loan and the final balance of my car.

I make a decent amount of money for a single person living on my own. Once these two loans are paid off, I will be freeing up $550+ per month. Just paying a small fraction per month would be lovely. I could use the excess to pay off the smaller credit cards that I have left as well as finally putting money into a savings account.

I have had the payday loan for way too long and while I haven't missed a single payment, I find myself just making interest payments. It's too much money to be wasting every month. I feel like it will never go away. The payments are so large that I sometimes have to increase the balance of the loan just to make the payment. I feel like it's a cycle and I'm frustrated that I ever took it out to begin with.

Also, I would just like to mention that I currently have a Prosper Loan and I have never missed a payment. I don't miss payments on anything, I just find that I never have any free cash.

Net Income: 2200

Expenses:
Rent: $400
Car Expenses: $200
Car insurance: $140
Cell: $70
Utilities, Cable: $100
Loans, Student Loans: $120
Credit Cards: $200
Food, Entertainment: $250
Household, Gas?Expenses: $100
Payday Loan: $350+

Thanks for reading!!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

108lender	$75.00	$75.00	7/29/2010 5:09:31 PM
worthy-bid8	$25.00	$25.00	7/29/2010 5:18:42 PM
forthright-dedication	$25.00	$25.00	7/29/2010 5:22:32 PM
zone8	$100.00	$100.00	7/29/2010 5:28:04 PM
special-currency6	$25.00	$25.00	7/29/2010 5:36:40 PM
newgroom422	$25.00	$25.00	7/29/2010 5:52:39 PM
lucrative-loan	$50.00	$50.00	7/29/2010 5:55:14 PM
new-smart-fund	$50.00	$50.00	7/29/2010 5:55:16 PM
riveting-credit5	$200.00	$200.00	7/29/2010 5:56:56 PM
autonomous-truth	$25.00	$25.00	7/29/2010 6:00:13 PM
indomitable-dedication	$25.00	$25.00	7/29/2010 6:28:15 PM
loans_to_loan	$25.00	$25.00	7/29/2010 6:49:29 PM
Kqwik	$25.18	$25.18	7/29/2010 10:24:19 PM
return-grizzly	$100.00	$100.00	7/30/2010 12:59:22 AM
Philemon25	$25.00	$25.00	7/30/2010 5:55:12 AM
zasonsasu1	$25.00	$25.00	7/30/2010 6:37:01 AM
gelidfrank	$25.00	$25.00	7/30/2010 6:59:10 AM
Kijib	$25.00	$25.00	7/30/2010 7:21:23 AM
listing-zone7	$25.00	$25.00	7/30/2010 10:39:52 AM
BeanCownter	$400.00	$228.17	7/30/2010 11:08:17 AM
wlm3012	$25.00	$25.00	7/30/2010 12:51:28 PM
reflective-rupee	$25.00	$25.00	7/30/2010 12:54:54 PM
simplelender80	$100.00	$100.00	7/29/2010 5:10:00 PM
Artist_Blue	$25.00	$25.00	7/29/2010 5:19:45 PM
enthusiastic-balance5	$100.00	$100.00	7/29/2010 5:19:36 PM
usedtoborrow	$50.00	$50.00	7/29/2010 5:40:13 PM
Diamond_Jim	$25.00	$25.00	7/29/2010 5:44:09 PM
pixeldave	$50.00	$50.00	7/29/2010 5:45:15 PM
OldManP	$25.00	$25.00	7/29/2010 6:11:32 PM
villagers	$25.00	$25.00	7/29/2010 6:25:32 PM
nybanker85	$32.98	$32.98	7/29/2010 6:30:01 PM
Ducatiman1978	$25.00	$25.00	7/29/2010 6:30:38 PM
cerebral-dollar773	$63.67	$63.67	7/29/2010 7:37:27 PM
comicdoc	$25.00	$25.00	7/29/2010 6:35:15 PM
unger	$100.00	$100.00	7/29/2010 7:42:48 PM
trade-surge3	$50.00	$50.00	7/29/2010 10:34:58 PM
ColoradoCamping	$25.00	$25.00	7/30/2010 6:42:22 AM
Aleut	$25.00	$25.00	7/30/2010 10:05:45 AM
bright-exchange	$25.00	$25.00	7/30/2010 7:55:05 AM
UCLA4life	$25.00	$25.00	7/30/2010 12:05:04 PM
atomantic	$25.00	$25.00	7/30/2010 12:30:26 PM
41 bids
Borrower Payment Dependent Notes Series 457206
This series of Notes was issued and sold upon the funding of the borrower loan #43799, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,600.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-22-2010
				Auction end date:	Jul-29-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$185.95
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$185.95

Auction yield range:	10.93% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 7 Enhanced (1-5): 4	First credit line:	Jul-1996	Debt/Income ratio:	19%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$5,126	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	19	Bankcard utilization:	57%
		Homeownership:	No
Screen name:	FrogMan1713	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off My Credit Card
This borrower was not required to write a description based on the listing's likelihood to fund.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Comoparklender	$40.00	$40.00	7/22/2010 3:41:47 PM
Artist_Blue	$25.00	$25.00	7/22/2010 3:42:22 PM
successful-euro	$40.00	$40.00	7/22/2010 3:42:30 PM
droopie1	$25.00	$25.00	7/22/2010 3:43:29 PM
karpman3	$40.39	$40.39	7/22/2010 3:43:31 PM
jengachamp	$25.00	$25.00	7/22/2010 3:43:47 PM
emphatic-deal5	$40.00	$40.00	7/22/2010 3:43:58 PM
hc90474	$25.00	$25.00	7/22/2010 3:44:02 PM
moola-wildebeest3	$25.00	$25.00	7/22/2010 3:44:13 PM
asset-professor	$25.00	$25.00	7/22/2010 3:44:18 PM
ThatDanGuy	$30.00	$30.00	7/22/2010 3:44:29 PM
Schu	$50.00	$50.00	7/22/2010 3:44:32 PM
Wellman	$100.00	$100.00	7/22/2010 3:44:47 PM
pixeldave	$50.00	$50.00	7/22/2010 3:44:39 PM
villagers	$25.00	$25.00	7/22/2010 3:44:58 PM
first-restless-payout	$50.00	$50.00	7/22/2010 3:45:06 PM
enthusiastic-balance5	$50.00	$50.00	7/22/2010 3:45:53 PM
brother_tam	$50.00	$50.00	7/22/2010 3:46:04 PM
simplelender80	$50.00	$50.00	7/22/2010 3:46:21 PM
Pman	$25.00	$25.00	7/22/2010 3:46:25 PM
soulful-truth	$1,000.00	$1,000.00	7/22/2010 3:46:44 PM
randsenterprise	$25.00	$25.00	7/22/2010 3:43:33 PM
asmithj	$50.00	$50.00	7/22/2010 3:43:49 PM
delivery	$25.00	$25.00	7/22/2010 3:43:52 PM
Investoman	$75.00	$75.00	7/22/2010 3:44:00 PM
rookiecrd1	$50.00	$50.00	7/22/2010 3:44:08 PM
PRGuyinVA	$25.00	$25.00	7/22/2010 3:44:20 PM
kidsskipp	$25.00	$25.00	7/22/2010 3:44:50 PM
special-currency6	$50.00	$50.00	7/22/2010 3:44:53 PM
ethicalhumanist	$25.00	$25.00	7/24/2010 5:47:01 PM
heatherwood	$26.35	$26.35	7/28/2010 1:46:04 PM
Ven58	$25.00	$25.00	7/28/2010 4:42:43 PM
LOAN_DOC	$50.00	$50.00	7/28/2010 7:26:39 PM
frogperson	$50.00	$50.00	7/28/2010 4:43:24 PM
jybank	$25.00	$25.00	7/28/2010 10:44:56 PM
Ponies88	$25.00	$25.00	7/29/2010 6:50:17 AM
Pu239	$60.00	$60.00	7/29/2010 8:19:04 AM
umfan123	$25.00	$25.00	7/29/2010 7:04:08 AM
jhernand17	$25.00	$25.00	7/29/2010 9:09:51 AM
Nerdster1	$25.01	$25.01	7/29/2010 9:37:48 AM
RedantFinance	$25.00	$25.00	7/29/2010 11:42:19 AM
attractive-value	$25.00	$25.00	7/29/2010 11:28:48 AM
worth-jedi5	$100.00	$100.00	7/29/2010 1:50:48 PM
ultimate-peace	$100.00	$100.00	7/29/2010 1:44:21 PM
mckhbnpc	$30.00	$30.00	7/29/2010 2:00:30 PM
AFriendInNeed3794	$25.00	$25.00	7/29/2010 2:12:27 PM
LanceLink	$40.94	$40.94	7/29/2010 3:25:00 PM
Erie100	$25.00	$25.00	7/29/2010 3:00:06 PM
bold-dynamic-silver	$25.00	$25.00	7/29/2010 3:10:05 PM
jlr613	$25.00	$25.00	7/22/2010 3:42:27 PM
Rattlehead	$25.00	$25.00	7/22/2010 3:43:44 PM
copper	$30.00	$30.00	7/22/2010 3:43:37 PM
FeedTheMachine	$100.00	$100.00	7/22/2010 3:43:48 PM
life-is-great	$25.00	$25.00	7/22/2010 3:43:57 PM
rhin0cerx	$50.00	$50.00	7/22/2010 3:43:54 PM
lowrate	$25.00	$25.00	7/22/2010 3:44:14 PM
payment-gusto	$25.00	$25.00	7/22/2010 3:45:00 PM
thedreamer	$25.00	$25.00	7/22/2010 3:45:42 PM
rescue	$100.00	$100.00	7/22/2010 3:45:51 PM
kmr2	$100.00	$100.00	7/22/2010 3:45:57 PM
RMB-Investments	$25.00	$25.00	7/22/2010 3:46:09 PM
tech310	$75.00	$75.00	7/22/2010 3:46:19 PM
ferocious-exchange3	$25.00	$25.00	7/22/2010 3:46:15 PM
personal-lender	$25.00	$25.00	7/22/2010 3:46:23 PM
first-upright-payout	$25.00	$25.00	7/22/2010 3:46:40 PM
restless-fund5	$25.00	$2.13	7/22/2010 3:47:42 PM
bnlforever	$25.00	$25.00	7/22/2010 3:43:50 PM
zorg77	$25.00	$25.00	7/22/2010 3:44:02 PM
worthy-bid8	$100.00	$100.00	7/22/2010 3:44:05 PM
Ocean713	$50.00	$50.00	7/22/2010 3:44:51 PM
generous-deal6	$25.00	$25.00	7/22/2010 3:44:55 PM
authoritative-platinum7	$25.00	$25.00	7/22/2010 3:45:10 PM
fairness-kayak	$25.00	$25.00	7/22/2010 3:47:25 PM
MONEY_IN_THE_BANK	$25.00	$25.00	7/26/2010 4:18:26 PM
Wachocia	$25.00	$25.00	7/27/2010 3:27:55 PM
chkrvrty	$25.00	$25.00	7/28/2010 6:34:29 AM
frogperson	$150.00	$150.00	7/28/2010 8:39:45 AM
lucrative-coin	$30.00	$30.00	7/28/2010 7:51:48 AM
FASTIZIO_P	$25.00	$25.00	7/28/2010 4:41:28 PM
aarons34	$26.85	$26.85	7/28/2010 5:46:11 PM
privatebankerva	$25.00	$25.00	7/29/2010 7:20:02 AM
lucrative-coin	$50.00	$50.00	7/29/2010 7:58:46 AM
social-zebra	$30.00	$30.00	7/29/2010 8:41:41 AM
wealth-samaritan2	$25.00	$25.00	7/29/2010 9:42:05 AM
Leshan	$33.33	$33.33	7/29/2010 9:31:45 AM
MrPie	$25.00	$25.00	7/29/2010 10:33:58 AM
grampy48	$25.00	$25.00	7/29/2010 1:56:20 PM
patriot384	$100.00	$100.00	7/29/2010 12:37:28 PM
integrity-doctor	$100.00	$100.00	7/29/2010 2:22:58 PM
wwwUniversal	$25.00	$25.00	7/29/2010 3:35:28 PM
90 bids
Borrower Payment Dependent Notes Series 466550
This series of Notes was issued and sold upon the funding of the borrower loan #43762, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jul-15-2010
				Auction end date:	Jul-21-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$226.18

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 4 Enhanced (1-5): 5	First credit line:	Sep-1996	Debt/Income ratio:	23%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	10 / 6	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	47	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,761	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	100%
		Homeownership:	No
Screen name:	mb_need_help	Borrower's state:	Michigan	Borrower's group:	Renewed Financial Horizons
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	620-639 (Feb-2008) 620-639 (Dec-2007) 580-599 (Oct-2006) 600-619 (Jul-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Loan request from honest repayer
Purpose of loan:

I am seeking your kind help to secure 5K loan for some urgent business and?personal need.This is my 2nd loan on prosper.com, I have cleared first loan on schedule last year.

My financial situation:

I have been working as an Engineer with decent salary?since 13 years and was never out of job.? I had many loans in last 13 years and I have paid all promptly on schedule and I am still making payments on some. I do not have any delinquent accounts in my credit history. I have used all previous and existing loans for constructive purposes.? My credit rating is low because of existing and previous loans.

Monthly net income: $ 4100.00

Monthly expenses:

Housing: $ 900
Insurance: $ 150
Car expenses: $?300
Utilities: $ 100
Phone, cable, internet: $ 250
Food, entertainment: $?400
Clothing, household expenses $ 200
Credit cards and other loans: $ 500
Other expenses: $ 200 Thanks.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What do you do for a living? How secure is your job? - FarmersBank
A: Currently I work as a operations director for well funded company. With our company's cash balance, we will sustain at least for 2 years under any worst cases. I get decent salary and have stock options. Before this, I worked as a product development engineer for fortune 100 company for 10 years and resigned my-self to seek challenging career. Thanks. (Jul-20-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	7/15/2010 4:40:48 PM
usedtoborrow	$50.00	$50.00	7/15/2010 4:38:07 PM
nodebt2012	$25.00	$25.00	7/15/2010 5:34:09 PM
Kash2010lu	$35.00	$35.00	7/15/2010 7:49:00 PM
aztocas	$50.00	$50.00	7/15/2010 11:28:50 PM
Amber_Stone	$25.00	$25.00	7/15/2010 8:58:01 PM
zone6	$100.00	$100.00	7/16/2010 7:25:02 PM
MoneyForNothing	$33.43	$33.43	7/16/2010 10:47:12 PM
periko	$41.92	$41.92	7/16/2010 11:48:02 PM
UCLA4life	$25.00	$25.00	7/17/2010 1:35:18 PM
ustfu	$32.80	$32.80	7/18/2010 12:02:18 AM
justice-trailblazer0	$25.00	$25.00	7/18/2010 12:42:51 AM
BrighterSuns	$25.00	$25.00	7/18/2010 7:42:23 PM
realtormoises	$25.00	$25.00	7/18/2010 8:04:30 PM
lender12345	$25.00	$25.00	7/18/2010 8:32:47 PM
bobd32	$25.00	$25.00	7/19/2010 10:44:29 AM
Sudoku	$127.16	$127.16	7/19/2010 11:03:36 AM
worth-topper4	$25.00	$25.00	7/19/2010 5:02:49 PM
retired272	$25.00	$25.00	7/19/2010 10:43:39 AM
new-smart-fund	$50.00	$50.00	7/19/2010 10:06:20 PM
Sudoku	$41.81	$41.81	7/20/2010 2:49:22 AM
YoungTaxMan	$500.00	$500.00	7/20/2010 2:14:02 PM
OldManP	$25.00	$25.00	7/20/2010 4:36:09 PM
YoungTaxMan	$500.00	$500.00	7/20/2010 6:24:25 PM
Aberdeen	$400.00	$400.00	7/20/2010 6:27:48 PM
kingston1	$25.00	$25.00	7/20/2010 4:36:24 PM
well-mannered-income3	$25.00	$25.00	7/20/2010 5:48:29 PM
Aberdeen	$400.00	$400.00	7/20/2010 6:27:46 PM
glroark	$50.00	$50.00	7/20/2010 7:54:05 PM
twjh	$25.00	$25.00	7/20/2010 8:51:21 PM
WonByOne	$25.00	$25.00	7/21/2010 7:02:02 AM
houli123	$1,000.00	$937.44	7/21/2010 7:59:42 AM
Legally_Blonde	$25.00	$25.00	7/15/2010 5:28:13 PM
alexgalt	$100.00	$100.00	7/15/2010 4:48:05 PM
Onlyhappycustomers	$25.00	$25.00	7/15/2010 8:35:20 PM
bmw2	$100.00	$100.00	7/16/2010 9:15:24 AM
blitzen40	$25.00	$25.00	7/15/2010 9:49:35 PM
clemclan	$25.00	$25.00	7/16/2010 3:36:10 PM
big_balla_papi	$50.00	$50.00	7/17/2010 9:03:35 PM
victor111	$100.00	$100.00	7/18/2010 10:07:18 PM
Rollshaft	$26.04	$26.04	7/19/2010 3:28:47 PM
nilonc1	$100.00	$100.00	7/19/2010 10:04:33 PM
FarmersBank	$25.00	$25.00	7/20/2010 7:45:51 AM
CommunityArts_Non-profit	$25.00	$25.00	7/19/2010 9:49:37 PM
SolarMoonshine	$25.00	$25.00	7/20/2010 10:10:59 AM
RecoveryLender	$69.40	$69.40	7/20/2010 10:57:55 AM
quicksilver70	$25.00	$25.00	7/20/2010 2:24:26 PM
mrxtravis	$50.00	$50.00	7/20/2010 5:33:43 PM
cunning-bill	$25.00	$25.00	7/20/2010 6:24:55 PM
systemlender	$30.00	$30.00	7/20/2010 7:45:52 PM
return-grizzly	$100.00	$100.00	7/21/2010 1:42:31 AM
icon688	$25.00	$25.00	7/21/2010 5:45:49 AM
helping-out	$175.00	$175.00	7/20/2010 8:47:10 PM
Sudoku	$100.00	$100.00	7/21/2010 7:23:49 AM
54 bids
Borrower Payment Dependent Notes Series 467188
This series of Notes was issued and sold upon the funding of the borrower loan #43820, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-19-2010
				Auction end date:	Jul-26-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 12.75%	Starting monthly payment:	$31.89
Final lender yield:	8.14%	Final borrower rate/APR:	9.14% / 12.68%	Final monthly payment:	$31.86

Auction yield range:	3.93% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 10 Enhanced (1-5): 5	First credit line:	Jun-1998	Debt/Income ratio:	24%
Credit score:	700-719 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	9 / 7	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,511	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Homeownership:	No
Screen name:	responsible-compassion566	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off bills
Purpose of loan:
This loan will be used to pay off bills.

My financial situation:
I am a good candidate for this loan because I have never been delinquent on any of my bills.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wwwUniversal	$25.00	$25.00	7/19/2010 5:28:14 PM
RandyL3	$25.00	$25.00	7/22/2010 4:19:29 PM
interstellar	$50.00	$50.00	7/23/2010 1:37:28 AM
SCD	$25.00	$25.00	7/23/2010 3:50:21 AM
ChristopherHS	$25.00	$25.00	7/22/2010 4:46:33 PM
Leopoldine	$25.02	$25.02	7/23/2010 6:19:15 PM
nimcha	$50.00	$50.00	7/25/2010 11:43:18 AM
vine99	$50.00	$50.00	7/25/2010 4:49:28 PM
elvisloans	$25.00	$25.00	7/24/2010 5:10:57 PM
gilbrear	$25.00	$25.00	7/25/2010 6:18:00 AM
debt-legend	$25.00	$25.00	7/25/2010 9:51:25 AM
rome1426	$30.00	$30.00	7/25/2010 10:31:54 AM
Cherrypicker	$50.00	$50.00	7/26/2010 6:18:22 AM
mgking007	$25.00	$25.00	7/26/2010 4:10:02 PM
myidear	$25.00	$25.00	7/26/2010 4:19:58 PM
outofoffice	$50.00	$50.00	7/21/2010 4:27:19 PM
FundMaker	$25.00	$25.00	7/23/2010 1:26:56 PM
AsianDragon	$35.00	$35.00	7/24/2010 6:40:48 PM
hidavehi	$26.00	$26.00	7/24/2010 8:00:37 PM
HealthAndSafety	$100.00	$100.00	7/24/2010 9:44:45 PM
productive-finance	$25.00	$25.00	7/24/2010 10:22:16 AM
best-generosity-financier	$25.00	$25.00	7/25/2010 11:45:00 AM
PalmerTheEmbalmer	$25.00	$25.00	7/25/2010 4:08:07 PM
simiray	$25.00	$25.00	7/25/2010 11:15:02 PM
GBlack	$30.00	$30.00	7/26/2010 8:58:45 AM
scientists	$25.00	$25.00	7/26/2010 9:44:26 AM
gustavholstopus32	$25.00	$25.00	7/26/2010 11:28:58 AM
wild-orange	$100.00	$100.00	7/26/2010 12:25:25 PM
kinetic-social	$26.00	$3.98	7/26/2010 4:51:37 PM
29 bids
Borrower Payment Dependent Notes Series 467228
This series of Notes was issued and sold upon the funding of the borrower loan #43756, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jul-20-2010
				Auction end date:	Jul-27-2010

Starting lender yield:	33.23%	Starting borrower rate/APR:	34.23% / 38.36%	Starting monthly payment:	$44.80
Final lender yield:	31.27%	Final borrower rate/APR:	32.27% / 36.35%	Final monthly payment:	$43.70

Auction yield range:	13.93% - 33.23%	Estimated loss impact:	15.44%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 6 Enhanced (1-5): 4	First credit line:	Nov-1999	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Full-time employee
Now delinquent:	1	Current / open credit lines:	13 / 12	Length of status:	5y 11m
Amount delinquent:	$30	Total credit lines:	30	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,755	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	64%
		Homeownership:	No
Screen name:	authoritative-integrity488	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Back Injury Medical Expenses
Purpose of loan:
This loan will be used to? pay for healthcare insurance and massage therapist along with xrays of lower back and neck. I am trying to take care of my back injury from 2 years ago and I dont get much income during Summer months.

My financial situation:
I am a good candidate for this loan because I work two jobs making a lot of income especially during the school year when Im substitute teaching. I have strong work ethics and I always pay off loans on time especially my car payments. I use automatic debit from my checking account.

Monthly net income: $ Changes can range from 1,000 to 2,500

Monthly expenses: $
??Housing: $
??Insurance: $ 340
??Car expenses: $ 260
??Utilities: $
??Phone, cable, internet: $ 70
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Glenn_Graham	$25.00	$25.00	7/22/2010 4:47:02 PM
hektek22	$300.00	$300.00	7/23/2010 6:57:16 PM
mrxtravis	$25.00	$25.00	7/25/2010 2:30:01 PM
Free-the-usa-1776	$49.55	$49.55	7/26/2010 11:16:23 PM
penny-sergeant	$25.00	$25.00	7/27/2010 6:30:16 AM
Leshan	$33.33	$33.33	7/27/2010 8:23:04 AM
ComputerCash23	$25.00	$25.00	7/27/2010 10:36:36 AM
elmo667	$47.35	$47.35	7/27/2010 12:49:28 PM
CarlosCespedes	$25.00	$25.00	7/27/2010 2:35:45 PM
WeR5A	$25.00	$25.00	7/27/2010 3:13:23 PM
himistu22	$25.00	$25.00	7/27/2010 3:24:47 PM
AlexTrep	$25.00	$25.00	7/22/2010 6:16:20 PM
precious-coin3	$25.00	$25.00	7/22/2010 6:06:18 PM
tcbmc	$25.00	$25.00	7/24/2010 3:36:18 PM
DonDiego	$25.00	$25.00	7/26/2010 4:28:28 PM
Isotope	$25.00	$8.77	7/26/2010 7:06:00 PM
ultimate-peace	$150.00	$150.00	7/27/2010 12:49:38 PM
goodhearted-basis4	$25.00	$25.00	7/27/2010 1:08:47 PM
Whipster	$25.00	$25.00	7/27/2010 1:30:28 PM
Ven58	$25.00	$25.00	7/27/2010 1:46:09 PM
wild-orange	$25.00	$25.00	7/27/2010 3:04:35 PM
gshx2	$36.00	$36.00	7/27/2010 3:56:39 PM
22 bids
Borrower Payment Dependent Notes Series 467996
This series of Notes was issued and sold upon the funding of the borrower loan #43808, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jul-26-2010
				Auction end date:	Aug-01-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$111.34
Final lender yield:	18.80%	Final borrower rate/APR:	19.80% / 22.03%	Final monthly payment:	$111.19

Auction yield range:	7.93% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 9 Enhanced (1-5): 4	First credit line:	Nov-1999	Debt/Income ratio:	31%
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	16 / 14	Length of status:	20y 10m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$48,515	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	Casharose	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	660-679 (Apr-2010) 620-639 (Aug-2008)
Principal balance:	$1,300.00	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Fixing septic tank
Purpose of loan:
This loan will be used to fix our septic tank in the back yard.? Now that our?granddaughter lives with us we really want to?get it fixed.? We would like to get it done soon while the weather has been?nice.??The?total cost is about 7500.00 but we have?half most of it saved but we if we want to get it done soon we need help attaining the rest of it.

My financial situation:
I am a good candidate for this loan because me and my wife have both been at?the same job for 20 years, we make our?payments on time.? We currently have a prosper loan?which we would pay off with this loan and use the balance for the septic system.? I know it seems like with our income we should be able to have alot of our debt paid down but we have been helping our kids out alot and we recently now have them paying for their own car insurance and cell phones and my son has moved out and has? good job taking care of himself, my daughter now has a good job but her and her daughter still live with us.? Since they have been now getting on their own we recently paid of one credit card and another one will be paid off this month.?

Monthly net income: $ 5276.00

Monthly expenses: $
??Housing: $ 810.00
??Insurance: $?600.00/year
??Car expenses: $ 183.00 car insurance
??Utilities: $196.00 for electric
??Phone, cable, internet: $ 86.00
??Food, entertainment: $ 500.00
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $?800
??Other expenses: $ 400.00 Beneficial loans
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: That can't be good? you living in the house our are you a parking it in a trailer. - USFoundation
A: Sorry if I'm responding a second time but not sure if my first response went through. Yes we are living in house, we just are not doing any laundry and we are going easy on the showers. One of the leach lines cracked, but since the weather has been so dry it hasnt been a problem and were using little water but I know this dry weather isnt going to last so we want to get it fixed as fast as we can before it becomes a major problem. (Jul-27-2010)
Q: Hi, When will you and your wife consider to retire? Will your children help you for your debt in case there's hardship for you to pay the loan back, or do you have enough savings for emergency use? thanks, - p2ploan-sensation211
A: We both could retire in 10 years but we probably wont retire that early. Our son is now doing good and he is helping with his college loans. But yes we have enough savings for emergency use we would just have a whole lot more if we didnt have to help them out so much. Thanks (Jul-31-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$100.00	$100.00	7/26/2010 10:06:57 AM
loyalist1	$100.00	$100.00	7/26/2010 12:50:56 PM
allbalooboy2	$25.00	$25.00	7/27/2010 8:25:18 PM
P3P-Career-Coach	$50.00	$50.00	7/28/2010 8:21:08 PM
RainyDayLoans	$25.00	$25.00	7/29/2010 9:50:32 AM
BrighterSuns	$25.00	$25.00	7/29/2010 4:40:12 PM
ONECENTATATIME	$25.00	$25.00	7/29/2010 5:10:34 PM
SongBirdProphecy	$25.00	$25.00	7/29/2010 5:53:39 PM
ghinga	$30.00	$30.00	7/29/2010 7:18:17 PM
Debby	$50.00	$50.00	7/29/2010 9:58:41 PM
wirebutterfly	$50.00	$50.00	7/30/2010 10:41:42 AM
Stingray8a	$25.00	$25.00	7/30/2010 3:58:22 PM
SunriseTrader1	$25.00	$25.00	7/30/2010 6:13:24 PM
blue-pragmatic-truth	$30.00	$10.02	7/31/2010 9:45:13 AM
Bobtep23	$40.12	$40.12	7/31/2010 10:10:11 AM
wlm3012	$25.00	$25.00	7/31/2010 12:54:22 PM
atomantic	$25.00	$25.00	7/31/2010 9:01:17 AM
Ven58	$25.00	$25.00	7/31/2010 3:55:35 PM
trumpeter5	$25.00	$25.00	7/31/2010 12:53:15 PM
courteous-note1	$52.11	$52.11	7/31/2010 4:56:48 PM
Credit2Prosper	$25.00	$25.00	7/31/2010 3:52:31 PM
Long-term2040	$25.00	$25.00	7/31/2010 6:25:58 PM
credit-panda1	$25.00	$25.00	7/31/2010 6:56:23 PM
vivacious-p2p3	$25.00	$25.00	7/31/2010 5:26:53 PM
ethicalhumanist	$25.00	$25.00	7/31/2010 4:30:50 PM
Moe87	$25.00	$25.00	7/31/2010 5:30:54 PM
BeanCownter	$300.00	$300.00	7/31/2010 6:20:06 PM
heerzaquestion	$25.00	$25.00	8/1/2010 5:39:43 AM
ttnk62918	$25.00	$25.00	7/31/2010 9:40:44 PM
Moxman125	$25.00	$25.00	7/31/2010 6:26:39 PM
well-mannered-income3	$25.00	$25.00	7/26/2010 3:54:06 PM
agreement-sycamore	$25.00	$25.00	7/26/2010 6:34:15 PM
neorunner	$50.00	$50.00	7/27/2010 4:31:52 AM
aafg69	$25.00	$25.00	7/27/2010 10:15:52 AM
systemlender	$30.00	$30.00	7/27/2010 8:06:59 PM
chkrvrty	$25.00	$25.00	7/28/2010 6:34:42 AM
USFoundation	$25.00	$25.00	7/28/2010 8:36:37 AM
Moe87	$35.00	$35.00	7/29/2010 4:02:59 AM
CA_Lender	$25.00	$25.00	7/28/2010 7:26:42 PM
caseattle	$25.00	$25.00	7/29/2010 11:05:49 AM
truth-gondola5	$75.00	$75.00	7/29/2010 2:07:07 PM
bunnybear	$30.00	$30.00	7/30/2010 8:28:51 AM
solin003	$30.00	$30.00	7/30/2010 9:23:27 AM
mrnazraq	$37.99	$37.99	7/30/2010 12:14:34 PM
randsenterprise	$25.00	$25.00	7/30/2010 2:30:01 PM
sportcraft18	$50.00	$50.00	7/30/2010 4:54:29 PM
Bank_Of_XL	$50.00	$50.00	7/30/2010 3:41:28 PM
direct-compassion	$43.00	$43.00	7/30/2010 7:39:36 PM
explorer925	$55.44	$55.44	7/30/2010 8:45:55 PM
j5505	$197.00	$197.00	7/31/2010 5:20:54 AM
Byrd24	$100.00	$100.00	7/31/2010 7:25:21 AM
Pu239	$60.00	$60.00	7/31/2010 7:33:39 AM
Sol_Invictus	$25.00	$25.00	7/31/2010 10:31:30 AM
lender-inc	$34.32	$34.32	7/31/2010 8:39:14 AM
nerlands	$25.00	$25.00	7/31/2010 4:00:20 PM
SV-AZ	$35.00	$35.00	7/31/2010 2:00:02 PM
jgar_O	$25.00	$25.00	7/31/2010 3:15:36 PM
rmpedi33	$125.00	$125.00	7/31/2010 3:19:38 PM
foldingbenny2	$55.00	$55.00	7/31/2010 12:23:19 PM
Bob450	$30.00	$30.00	7/31/2010 6:21:04 PM
hawk357	$25.00	$25.00	7/31/2010 6:22:57 PM
EODLEGS	$25.00	$25.00	7/31/2010 4:56:39 PM
stemper	$50.00	$50.00	7/31/2010 6:36:47 PM
Nicedad72	$25.00	$25.00	8/1/2010 4:34:58 AM
KrisKringle	$30.00	$30.00	8/1/2010 5:15:14 AM
integrity-doctor	$100.00	$100.00	8/1/2010 5:42:43 AM
MattProsper	$40.00	$40.00	7/31/2010 10:35:29 PM
RadarLuv	$25.00	$25.00	8/1/2010 4:53:50 AM
68 bids
Borrower Payment Dependent Notes Series 468036
This series of Notes was issued and sold upon the funding of the borrower loan #43782, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-22-2010
				Auction end date:	Jul-29-2010

Starting lender yield:	27.50%	Starting borrower rate/APR:	28.50% / 30.86%	Starting monthly payment:	$83.27
Final lender yield:	26.00%	Final borrower rate/APR:	27.00% / 29.33%	Final monthly payment:	$81.65

Auction yield range:	10.93% - 27.50%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 8 Enhanced (1-5): 3	First credit line:	Dec-1998	Debt/Income ratio:	25%
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	6	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	15 / 15	Length of status:	6y 6m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$29,128	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	sharp-money	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan
Purpose of loan:
This loan will be used to by some much needed tires on my car and pay off a couple of credit cards

My financial situation:
I am a good candidate for this loan because I have not been late on my payments.? My Utilization is so high, because many of my credit cards slashed our available credit lines by 50% or more.? This ballooned our utilization percentage to the point it?is now.? The payment on this loan will be the difference between the leased vehicle I am about to turn in and the used car payment I just purchased this week, so the payment does not increase our cash outlay.? My current score from MyFico.com on July 13th was 656.? This should significantly increase in the next 6 months, as some other debt is payed off or decreases.

Monthly net income: $ 6667.00

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ChrisKwan	$25.00	$25.00	7/24/2010 2:38:59 AM
Kyileo	$25.00	$25.00	7/24/2010 5:20:00 PM
AlexTrep	$25.00	$25.00	7/27/2010 4:14:35 PM
chkrvrty	$25.00	$25.00	7/28/2010 6:34:32 AM
loyalist1	$50.00	$50.00	7/28/2010 8:29:23 AM
FASTIZIO_P	$25.00	$25.00	7/28/2010 4:41:31 PM
mercuriant	$25.00	$25.00	7/28/2010 4:30:16 PM
Flshedman	$50.00	$50.00	7/28/2010 6:27:43 PM
neorunner	$25.00	$25.00	7/28/2010 9:44:18 PM
FundMaker	$25.00	$25.00	7/29/2010 12:21:31 PM
b-rent	$25.00	$25.00	7/29/2010 1:10:32 PM
wwwUniversal	$25.00	$25.00	7/29/2010 12:04:13 PM
FireFriend	$100.00	$100.00	7/29/2010 11:02:07 AM
Wachocia	$25.00	$25.00	7/29/2010 1:10:39 PM
fireferd	$30.00	$30.00	7/29/2010 2:05:27 PM
BankLV	$40.00	$40.00	7/29/2010 2:58:04 PM
market-pudding	$25.00	$25.00	7/29/2010 2:25:59 PM
EretzCapital	$34.52	$34.52	7/29/2010 3:17:38 PM
new-truth-chuckler	$36.15	$36.15	7/29/2010 2:48:57 PM
patriot384	$100.00	$100.00	7/29/2010 3:39:41 PM
bold-dynamic-silver	$25.00	$25.00	7/29/2010 3:10:50 PM
just-trade0	$36.00	$36.00	7/29/2010 3:16:47 PM
DasMula	$25.00	$25.00	7/29/2010 3:26:57 PM
bunnybear	$25.00	$25.00	7/29/2010 3:31:02 PM
jhernand17	$25.00	$25.00	7/29/2010 3:31:05 PM
mammalian4	$50.00	$50.00	7/29/2010 3:39:29 PM
_Sri_Bank_	$150.00	$150.00	7/29/2010 3:39:01 PM
hektek22	$300.00	$300.00	7/27/2010 8:45:42 AM
JustMee	$25.00	$25.00	7/28/2010 4:26:09 PM
social-zebra	$28.00	$28.00	7/29/2010 9:17:09 AM
Leshan	$33.33	$33.33	7/29/2010 9:34:59 AM
leverage-monger	$45.00	$45.00	7/29/2010 11:32:16 AM
Investor704	$50.00	$50.00	7/29/2010 11:23:15 AM
prodigy525	$25.00	$25.00	7/29/2010 11:58:58 AM
loan-fate	$50.00	$50.00	7/29/2010 12:04:12 PM
tidy-cash1	$32.88	$32.88	7/29/2010 12:15:32 PM
Taho	$50.00	$50.00	7/29/2010 2:12:30 PM
draggon77	$25.00	$25.00	7/29/2010 12:48:15 PM
investment-happiness	$75.00	$13.81	7/29/2010 2:40:30 PM
mckhbnpc	$30.00	$30.00	7/29/2010 2:05:12 PM
bitano	$50.00	$50.00	7/29/2010 2:10:03 PM
capital-kingdom	$25.00	$25.00	7/29/2010 3:06:32 PM
yons88	$29.61	$29.61	7/29/2010 3:32:40 PM
DaiUy	$25.00	$25.00	7/29/2010 2:54:58 PM
credit-missile	$53.32	$53.32	7/29/2010 3:03:18 PM
cunning-bill	$32.38	$32.38	7/29/2010 3:22:09 PM
46 bids
Borrower Payment Dependent Notes Series 468222
This series of Notes was issued and sold upon the funding of the borrower loan #43814, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Jul-26-2010
				Auction end date:	Aug-02-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$180.94

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 5 Enhanced (1-5): 3	First credit line:	Dec-2007	Debt/Income ratio:	26%
Credit score:	620-639 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	7	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,251	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	45%
		Homeownership:	No
Screen name:	tomaver	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 96% )	620-639 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	1 ( 4% )	580-599 (Apr-2008)
Principal balance:	$637.78	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Please Look, Eliminate & Relocate
Purpose of loan:
This loan will be used to?
I wish to?eliminate the few small debts that?we have along with?$638 to Prosper. We plan to?use the remainder to?relocate to a less expensive area?of the state where?my intention is to open a small Asian speciality food and convenience store/cafe (take out only). The location is?perfect and the potential huge for this kind of market in the area. We can't wait to move to?our new (much less expensive)?town in northwest Va. We will also be?completing some additional?licensing required for the store. This?store is?mostly complete already with all equipment included.?This will be 1 of only 2 debts we will have outstanding, the other being our vehicle. The store should?support itself in a very short amount of?time and the apartments above are included in the rent, this is where we will be living. My husband will keep his full time positon ($50k a yr, a very secure job?with an airport) and will also help with the store, Including my husband and son our total household income is.approx. $75000. We already have most all vender arrangements?in place, this is retail oriental grocery/cafe' we are opening with no competition and very little overhead, as I mentioned, most everything is already in place for opening.?We intend to repay this loan in a similar?way as the last prosper loan, or before. You will find we are an honest hard working family that is trying to move to?the next level of accomplishment.
Thank you for your help and understanding.
My financial situation:
I am a good candidate for this loan because?I always pay on time (usually early,never late) along with extra money on all debts.?We strive for continuous improvement in our life and with our finances?and we are seeing the positive results of this?everyday. Thank you very much.

Monthly net income: $ 5500

Monthly expenses: $ 2800 currently
??Housing: $ 1650 (husband pays all)
??Insurance: $ 73
??Car expenses: $ 245 (husband pays all)
??Utilities: $ 170
??Phone, cable, internet: $ 160
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 150
??Other expenses: $ 150
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: will you make automatic payments. please answer publicly - restless-dime
A: Yes, all payments will be made automatic, with extra added to the payments frequently. (Jul-31-2010)
Q: Hi, A large majority of small business fail. What would be your plan of action if this were to happen? Best wishes MM - Mr-Miracle
A: We realize the risks involved in starting a new business this is why we are starting with very little debt. Should the business not succeed our debt levels are still manageable with my husbands and sons incomes and I would return to my previous position. Were this anything other than food related (its not a restaurant) we would not even consider the attempt in this economy. (Aug-01-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CommunityArts_Non-profit	$25.00	$25.00	7/26/2010 3:14:15 PM
GrossBuddha	$75.00	$75.00	7/26/2010 9:49:15 PM
mikeandcat	$50.00	$50.00	7/27/2010 5:21:06 AM
ComputerCash23	$50.00	$50.00	7/27/2010 11:12:26 AM
reflective-rupee	$25.00	$25.00	7/27/2010 3:31:47 PM
zone6	$100.00	$100.00	7/27/2010 7:02:50 PM
FireFriend	$100.00	$100.00	7/29/2010 11:07:29 AM
bunnybear	$30.00	$30.00	7/30/2010 8:29:43 AM
YoungTaxMan	$400.00	$400.00	7/30/2010 11:16:41 AM
nodebt2012	$25.00	$25.00	7/30/2010 4:55:59 PM
goodcents	$25.00	$25.00	7/30/2010 7:29:14 PM
pi567	$27.91	$27.91	7/31/2010 12:02:41 AM
capital-galaxy	$150.00	$150.00	7/31/2010 6:09:50 AM
head	$25.00	$25.00	7/31/2010 6:53:46 AM
atomantic	$25.00	$25.00	7/31/2010 5:55:59 PM
autonomous-truth	$25.00	$25.00	8/1/2010 2:25:06 AM
Moe87	$25.00	$25.00	7/31/2010 5:37:58 PM
heerzaquestion	$25.00	$25.00	8/1/2010 5:44:58 AM
lifelongreds	$50.00	$50.00	8/1/2010 7:59:02 AM
DHolly	$25.00	$25.00	8/1/2010 8:24:41 AM
1stBankAndHal	$25.00	$25.00	8/1/2010 11:19:22 AM
Mark-M	$25.00	$25.00	8/1/2010 8:44:17 AM
economy-popcorn	$25.00	$25.00	8/1/2010 5:55:40 PM
skillful-asset5	$25.00	$25.00	8/1/2010 6:54:00 PM
FarmersBank	$25.00	$25.00	8/1/2010 3:52:20 PM
Bob450	$25.00	$25.00	8/1/2010 9:22:00 PM
oath163	$25.00	$25.00	8/2/2010 8:32:30 AM
sgt-schultz	$25.00	$25.00	8/2/2010 7:30:05 AM
reflective-rupee	$75.00	$75.00	8/2/2010 8:59:05 AM
capital-galaxy	$50.00	$50.00	8/2/2010 6:22:02 AM
foldingbenny2	$65.00	$65.00	8/2/2010 9:04:52 AM
heritage_loans	$36.51	$36.51	8/2/2010 9:25:13 AM
credit-elation1	$25.00	$25.00	8/2/2010 9:49:54 AM
return-grizzly	$100.00	$100.00	7/27/2010 1:50:53 AM
well-mannered-income3	$35.00	$35.00	7/27/2010 5:17:14 PM
currency-bumblebee	$50.00	$50.00	7/28/2010 7:44:46 AM
UCLA4life	$25.00	$25.00	7/29/2010 4:14:33 PM
Flying_Tilapia	$25.00	$25.00	7/29/2010 4:05:11 PM
restless-dime	$25.00	$25.00	7/30/2010 12:03:41 PM
fortytwo	$200.00	$200.00	7/30/2010 12:14:48 PM
kingston1	$25.00	$25.00	7/30/2010 2:41:20 PM
BrighterSuns	$25.00	$25.00	7/30/2010 2:48:53 PM
pani5ue	$25.00	$25.00	7/30/2010 2:26:18 PM
Jasmel	$100.00	$100.00	7/30/2010 10:32:11 PM
lucrative-loan	$49.82	$49.82	7/31/2010 8:31:35 AM
Kash2010lu	$25.00	$25.00	7/31/2010 8:40:58 AM
retired272	$25.00	$25.00	7/31/2010 11:14:59 AM
finance-solo	$35.76	$35.76	7/31/2010 11:09:14 AM
Moneypenny6	$30.00	$30.00	7/31/2010 11:23:39 AM
Hummer-Guy	$25.00	$25.00	7/31/2010 5:20:46 PM
power-secret-agent	$25.00	$25.00	8/1/2010 6:00:29 PM
Leshan	$75.00	$75.00	8/1/2010 5:45:14 PM
restless-dime	$25.00	$25.00	8/1/2010 11:12:55 PM
return-grizzly	$1,000.00	$1,000.00	8/2/2010 7:02:57 AM
twjh	$25.00	$25.00	8/2/2010 7:06:26 AM
P3P-Career-Coach	$25.00	$25.00	8/2/2010 7:34:55 AM
NekHoldings	$25.00	$25.00	8/2/2010 5:48:56 AM
LeoBUSIIT	$25.00	$25.00	8/2/2010 9:28:24 AM
reflective-rupee	$235.00	$84.99	8/2/2010 8:59:25 AM
eboomer2611	$25.00	$25.00	8/2/2010 9:24:05 AM
Bekim	$30.00	$30.00	8/2/2010 9:28:57 AM
bright-exchange	$25.00	$25.00	8/2/2010 7:59:25 AM
Nerdster1	$25.01	$25.01	8/2/2010 9:46:26 AM
credit-goliath	$25.00	$25.00	8/2/2010 8:55:52 AM
64 bids
Borrower Payment Dependent Notes Series 468644
This series of Notes was issued and sold upon the funding of the borrower loan #43802, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Jul-27-2010
				Auction end date:	Jul-30-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$90.47

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-1990	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	2y 5m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$59,566	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	Yes
Screen name:	currency-superstar0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
bathroom fixing
Purpose of loan:
Fixing bathrooms in the house. Leaky plumbing.

My financial situation:
I am a good candidate for this loan because I pay on time. My family has been down on its luck and I've had to support them, but the support has gotten out of control. It's time to cut it off and start building a cushion for myself and fix what needs to get fixed on my end.

Monthly net income: $ 7000

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 100
??Car expenses: $ 150
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 2500
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you please explain your monthly credit card payment of $2500, thanks. - MrRooster101
A: My father had cancer and some of his medical bills were not covered by insurance. One of my brothers was unemployed for six month. So I wound up using my cards to help pay for the extra expenses. Now I'm in the process of paying down my cards. (Jul-30-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

108lender	$25.00	$25.00	7/27/2010 12:56:22 PM
simplelender80	$50.00	$50.00	7/27/2010 1:05:02 PM
indomitable-dedication	$25.00	$25.00	7/27/2010 1:12:29 PM
special-currency6	$25.00	$25.00	7/27/2010 1:14:39 PM
zippy-interest	$25.00	$25.00	7/27/2010 1:21:35 PM
enthusiastic-balance5	$100.00	$100.00	7/27/2010 1:36:49 PM
Artist_Blue	$25.00	$25.00	7/27/2010 1:37:31 PM
phredd	$25.00	$25.00	7/27/2010 1:44:23 PM
BeanCownter	$50.00	$50.00	7/27/2010 3:23:42 PM
systemlender	$25.00	$25.00	7/27/2010 7:53:05 PM
realtormoises	$25.00	$25.00	7/28/2010 9:15:25 PM
newgroom422	$25.00	$25.00	7/28/2010 10:37:13 PM
blue-useful-auction	$25.00	$25.00	7/29/2010 12:53:13 PM
sweetlan	$25.00	$25.00	7/29/2010 4:23:09 PM
auction-workhorse679	$25.00	$25.00	7/29/2010 4:23:14 PM
schpere	$25.00	$25.00	7/29/2010 4:22:04 PM
bright-balance	$32.78	$32.78	7/29/2010 6:01:14 PM
spsavage	$25.00	$25.00	7/29/2010 6:01:17 PM
Hambone1111	$25.00	$25.00	7/29/2010 6:01:10 PM
engrossing-commerce	$50.00	$50.00	7/29/2010 6:29:44 PM
bonus-tent	$25.00	$25.00	7/29/2010 6:30:04 PM
penny-sergeant	$25.00	$25.00	7/29/2010 6:57:03 PM
comicdoc	$25.00	$12.22	7/29/2010 6:35:22 PM
supreme-hope	$25.00	$25.00	7/29/2010 6:29:43 PM
principal-mermaid	$300.00	$300.00	7/29/2010 7:11:57 PM
villagers	$25.00	$25.00	7/27/2010 1:20:47 PM
nybanker85	$75.00	$75.00	7/27/2010 1:22:16 PM
pixeldave	$50.00	$50.00	7/27/2010 1:24:57 PM
worthy-bid8	$25.00	$25.00	7/27/2010 1:33:12 PM
tech310	$25.00	$25.00	7/27/2010 1:35:40 PM
Ducatiman1978	$25.00	$25.00	7/27/2010 1:33:56 PM
autonomous-truth	$25.00	$25.00	7/27/2010 1:38:07 PM
forthright-dedication	$25.00	$25.00	7/27/2010 2:49:54 PM
zone8	$100.00	$100.00	7/28/2010 3:34:10 AM
kind-efficient-credit	$25.00	$25.00	7/28/2010 5:14:07 AM
Diamond_Jim	$25.00	$25.00	7/28/2010 12:06:19 PM
treasure-hunter270	$25.00	$25.00	7/28/2010 4:49:37 PM
KiwiElf	$25.00	$25.00	7/29/2010 8:18:08 AM
dakota75	$30.00	$30.00	7/29/2010 1:32:43 PM
investment-forte	$100.00	$100.00	7/29/2010 3:31:06 PM
Najaca	$25.00	$25.00	7/29/2010 4:37:14 PM
winslowdad	$25.00	$25.00	7/29/2010 4:37:25 PM
Rogesparkguy	$25.00	$25.00	7/29/2010 4:20:12 PM
rosario1	$25.00	$25.00	7/29/2010 4:23:47 PM
nickel-position	$25.00	$25.00	7/29/2010 4:22:35 PM
IIP77	$25.00	$25.00	7/29/2010 4:23:57 PM
flwah	$25.00	$25.00	7/29/2010 4:23:59 PM
Interloper	$25.00	$25.00	7/29/2010 4:23:57 PM
powerful-finance7	$50.00	$50.00	7/29/2010 6:01:04 PM
red-favorable-basis	$25.00	$25.00	7/29/2010 6:01:09 PM
ComputerCash23	$25.00	$25.00	7/29/2010 6:35:48 PM
investment-star	$50.00	$50.00	7/29/2010 6:30:03 PM
52 bids
Borrower Payment Dependent Notes Series 468974
This series of Notes was issued and sold upon the funding of the borrower loan #43797, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Jul-29-2010
				Auction end date:	Aug-01-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$164.38
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$164.38

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-2002	Debt/Income ratio:	15%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	2y 3m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,069	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	41%
		Homeownership:	No
Screen name:	lgh-dc-gal	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting out of Debt
Purpose of loan:
This loan will be used to pay off some credit card debt.? I am making consistent and large payments at present and I know I could work off the debt eventually, but I am anxious to get out from underneath some rather high APRs.? My current debt is roughly $10k and my payment history is spotless.? I currently have budgeted approximately $600 for monthly payments.? My grand-scheme goal is to get my debt paid off as quickly as possible so that I can start saving money towards purchasing a home before the market turns back up.

My financial situation:
My parents went through a bankruptcy while I was in college, and I had to send money home quite frequently.? Even though I worked two to three jobs most of the time, I still had to live off of credit cards for quite some time.? It took me a couple years, but I have worked hard to get my life and my career to the point that I can aggressively pay down these loans now.? I make over $70k a year, will be receiving a substantial raise in the next 6 months due to an organizational restructuring, and my job is currently paying my student loan bills for me at a rate of $10k per year.? I also live alone with no dependents, so I'm very anxious to put as much money towards this as is necessary.? I could be content to work the debt off the traditional way, but I would love to get out from underneath some of my higher APR credit cards.? Although my debt is roughly $10k, my payment history is spotless.? I also work for the U.S. House of Representatives as a public servant, so I have arguably the best job security possible in this economy.

Monthly net income: $ 3200

Monthly expenses:
??Housing and Utilities: $ 1595
? Emergency Savings: $ 200
??Phone, cable, internet: $ 185
??Food, entertainment, clothing, groceries, etc: $ 550
??Credit cards and other loans: $ 570
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: HI, Why does your annual income is 70k, but monthly income is only $3200? What are the debts that you are taking care of (including your parents...etc)? Thanks, - p2ploan-sensation211
A: Thanks for the questions. My monthly net is slightly low because I'm contributing heavily to my TSP (the govt equiv of a 401K) and extra taxes are also being taken out to cover the student loan repayment benefit. Regarding my debt, I have a history of giving my cash to people who need it more than I do (ie, my parents during their bankruptcy, and my sister during her recent issues) so I end up living off of credit cards myself. I'm now on a cash-only budget and am trying to gain some ground. (Jul-30-2010)
Q: What is the APR on your credit credit card balances?. - principal-star
A: They range from 14% to 30%. Unfortunately all the lower-APR ones have low balances. I had some trouble getting going after college which is why some of them are so high. (Aug-01-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Artist_Blue	$25.00	$25.00	7/29/2010 4:57:42 PM
Comoparklender	$25.00	$25.00	7/29/2010 4:59:05 PM
somebody32	$25.00	$25.00	7/29/2010 5:00:07 PM
copper	$50.00	$50.00	7/29/2010 5:09:45 PM
Schu	$50.00	$50.00	7/29/2010 5:10:15 PM
kmr2	$100.00	$100.00	7/29/2010 5:10:46 PM
vkorichkov	$25.00	$25.00	7/29/2010 5:14:16 PM
money-bauble	$100.00	$100.00	7/29/2010 5:16:19 PM
payment-gusto	$25.00	$25.00	7/29/2010 5:14:53 PM
green-moola-sniffer	$50.00	$50.00	7/29/2010 5:17:00 PM
head	$25.00	$25.00	7/29/2010 5:17:36 PM
patriot897	$25.00	$25.00	7/29/2010 5:17:53 PM
Ducatiman1978	$25.00	$25.00	7/29/2010 5:18:33 PM
poeman	$25.00	$25.00	7/29/2010 5:17:07 PM
Rattlehead	$25.00	$25.00	7/29/2010 5:19:13 PM
enthusiastic-balance5	$50.00	$50.00	7/29/2010 5:19:26 PM
Havana21	$25.00	$25.00	7/29/2010 5:18:09 PM
worthy-bid8	$50.00	$50.00	7/29/2010 5:18:22 PM
RMB-Investments	$25.00	$25.00	7/29/2010 5:20:25 PM
genuine-responsibility8	$50.00	$50.00	7/29/2010 5:20:31 PM
AF-Chief	$33.00	$33.00	7/29/2010 5:20:03 PM
personal-lender	$25.00	$25.00	7/29/2010 5:22:09 PM
porwestco	$25.00	$25.00	7/29/2010 5:22:40 PM
lagnisiruk	$25.00	$25.00	7/29/2010 5:21:06 PM
generous-deal6	$25.00	$25.00	7/29/2010 5:21:15 PM
forthright-dedication	$100.00	$100.00	7/29/2010 5:22:25 PM
Cre8iveCash	$25.00	$25.00	7/29/2010 5:26:07 PM
marketplace-cello5	$25.00	$25.00	7/29/2010 5:25:50 PM
ChrisKwan	$25.00	$25.00	7/29/2010 5:27:48 PM
WBB21	$25.00	$25.00	7/29/2010 5:32:53 PM
ASR3	$25.00	$25.00	7/29/2010 5:33:06 PM
Duanep01	$25.00	$25.00	7/29/2010 5:33:59 PM
mg6619	$25.00	$25.00	7/29/2010 5:36:29 PM
ThatDanGuy	$30.00	$30.00	7/29/2010 5:36:54 PM
VBAces	$25.00	$25.00	7/29/2010 5:37:52 PM
compassion-bauble4	$25.00	$25.00	7/29/2010 5:40:43 PM
mtp	$50.00	$50.00	7/29/2010 5:40:38 PM
bulabula	$25.00	$3.25	7/29/2010 5:42:20 PM
mercuriant	$25.00	$25.00	7/29/2010 5:48:17 PM
wwwUniversal	$25.00	$25.00	7/29/2010 6:27:54 PM
SongBirdProphecy	$25.00	$25.00	7/29/2010 9:32:14 PM
JustMee	$25.00	$25.00	7/29/2010 10:10:24 PM
golffish2	$100.00	$100.00	7/30/2010 4:12:20 AM
Cromag	$25.00	$25.00	7/30/2010 7:12:16 AM
SolarMoonshine	$25.00	$25.00	7/30/2010 10:00:57 AM
glroark	$50.00	$50.00	7/30/2010 11:03:15 AM
green-rapid-openness	$50.00	$50.00	7/30/2010 11:11:02 AM
wizard750	$35.00	$35.00	7/30/2010 11:36:34 AM
EngineersAlliance	$75.00	$75.00	7/30/2010 12:44:47 PM
p2ploan-sensation211	$25.00	$25.00	7/30/2010 7:27:41 PM
Ratgirl	$50.00	$50.00	7/31/2010 7:57:27 AM
new-truth-chuckler	$43.37	$43.37	7/31/2010 8:01:56 AM
sensational-dollar	$25.00	$25.00	7/31/2010 12:14:43 PM
Rogelio48	$25.00	$25.00	7/31/2010 12:40:48 PM
trade-vista	$25.00	$25.00	8/1/2010 7:51:46 AM
DHolly	$25.00	$25.00	7/31/2010 9:43:19 PM
scroooge	$25.00	$25.00	8/1/2010 1:20:17 AM
BOYFROMVEGAS	$30.00	$30.00	8/1/2010 9:56:16 AM
killdare	$25.00	$25.00	8/1/2010 10:20:24 AM
first-upright-payout	$50.00	$50.00	7/29/2010 5:08:47 PM
speedy-point	$25.00	$25.00	7/29/2010 5:11:42 PM
nrowland	$25.00	$25.00	7/29/2010 5:12:37 PM
metro457	$40.00	$40.00	7/29/2010 5:13:49 PM
puifais	$25.00	$25.00	7/29/2010 5:15:21 PM
kidsskipp	$25.00	$25.00	7/29/2010 5:15:08 PM
simplelender80	$50.00	$50.00	7/29/2010 5:13:12 PM
zorg77	$25.00	$25.00	7/29/2010 5:15:47 PM
asiaratt	$50.00	$50.00	7/29/2010 5:16:06 PM
asset-professor	$25.00	$25.00	7/29/2010 5:16:37 PM
villagers	$25.00	$25.00	7/29/2010 5:16:47 PM
reward-adventure	$30.00	$30.00	7/29/2010 5:17:16 PM
balance-handshake7	$25.00	$25.00	7/29/2010 5:17:26 PM
kmavm	$25.00	$25.00	7/29/2010 5:15:40 PM
teller	$25.00	$25.00	7/29/2010 5:20:12 PM
njlom	$25.00	$25.00	7/29/2010 5:20:20 PM
igotmoney	$25.00	$25.00	7/29/2010 5:20:54 PM
financial-frenzy	$25.00	$25.00	7/29/2010 5:21:46 PM
deal-secret-agent	$25.00	$25.00	7/29/2010 5:20:40 PM
Vreet	$25.00	$25.00	7/29/2010 5:25:45 PM
first-restless-payout	$50.00	$50.00	7/29/2010 5:26:37 PM
bountiful-durability	$50.00	$50.00	7/29/2010 5:27:12 PM
peterpossum	$25.00	$25.00	7/29/2010 5:27:57 PM
tech310	$75.00	$75.00	7/29/2010 5:27:36 PM
tsquared_030	$25.00	$25.00	7/29/2010 5:27:02 PM
ukstevenhawaii	$50.00	$50.00	7/29/2010 5:29:15 PM
sharkm	$50.00	$50.00	7/29/2010 5:28:27 PM
rapid-power2	$25.00	$25.00	7/29/2010 5:31:33 PM
magusfoo	$25.00	$25.00	7/29/2010 5:30:56 PM
GeorgiaCredit	$25.00	$25.00	7/29/2010 5:32:04 PM
chkrvrty	$25.00	$25.00	7/29/2010 5:33:37 PM
DUDE66	$25.00	$25.00	7/29/2010 5:34:50 PM
Angleofcare	$25.00	$25.00	7/29/2010 5:35:18 PM
top-historic-peso	$25.00	$25.00	7/29/2010 5:38:05 PM
DreDub	$50.00	$50.00	7/29/2010 5:38:28 PM
Whipster	$50.00	$50.00	7/29/2010 5:48:21 PM
loan-fate	$50.00	$50.00	7/29/2010 5:57:44 PM
ethicalhumanist	$25.00	$25.00	7/29/2010 6:53:48 PM
market-pudding	$25.00	$25.00	7/29/2010 8:47:56 PM
duty-monger	$50.00	$50.00	7/30/2010 7:30:14 AM
Kash2010lu	$25.00	$25.00	7/30/2010 8:43:55 AM
l2fp	$30.38	$30.38	7/30/2010 10:24:10 AM
green-rapid-openness	$50.00	$50.00	7/30/2010 11:10:03 AM
green-rapid-openness	$50.00	$50.00	7/30/2010 11:10:41 AM
FinanceEngine	$25.00	$25.00	7/30/2010 2:48:27 PM
MoneyTree79	$25.00	$25.00	7/30/2010 6:04:50 PM
SFBank	$200.00	$200.00	7/31/2010 4:43:07 PM
all_of_that_one	$25.00	$25.00	8/1/2010 7:28:25 AM
scoobiedoo	$50.00	$50.00	8/1/2010 1:01:57 PM
lucrative-coin	$50.00	$50.00	8/1/2010 2:31:42 PM
power-secret-agent	$25.00	$25.00	8/1/2010 4:06:04 PM
110 bids